                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        MCNEIL REAL ESTATE FUND V, LTD.
                (Name of Registrant as Specified In Its Charter)

                        MCNEIL REAL ESTATE FUND V, LTD.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Units of Limited Partnership Interest

    (2) Aggregate number of securities to which transaction applies:
        18,223

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        1/50 of 1% of $23,300,000 (aggregate value to be received by Registrant) = $4,660

    (4) Proposed maximum aggregate value of transaction:
        $23,300,000

   *Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        $4,660

    (2) Form, Schedule or Registration Statement No.:
        Preliminary Proxy Statement

    (3) Filing Party:
        McNeil Real Estate Fund V. Ltd.

    (4) Date Filed:
        February 29, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.
                                13760 NOEL ROAD
                                   SUITE 700
                              DALLAS, TEXAS 75240

                          TO THE LIMITED PARTNERS OF
                        MCNEIL REAL ESTATE FUND V, LTD.
                              (THE "PARTNERSHIP")
                                                                  August 9, 1996

Dear Limited Partner:

     Enclosed is information concerning the Meeting of Limited Partners which will be held on September 10, 1996. Details of the time and place of the meeting are set forth in the accompanying Notice of Meeting.

     McNeil Partners, L.P., the general partner of the Partnership (the "General Partner"), has approved the proposals described below and recommends that the Limited Partners vote in favor of such proposals because they are believed to be in the best interests of the Limited Partners. Enclosed is a Proxy Statement for your approval of a proposal (i) to authorize McNeil Partners, L.P. (the "General Partner") of the Partnership to sell the Sycamore Valley Apartments located in Fountain Valley, California (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to BRE Properties, Inc., a Delaware corporation ("BRE"); and (ii) if the sale is consummated, to approve the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership. The purchase agreement between the Partnership and BRE provides that the gross value of the consideration for the Property will be approximately $23,085,000, subject to certain downward adjustments as set forth in the purchase agreement, and based upon current estimates, (i) the net amount retained by the Partnership from the sale will be approximately $11.3 million, after approximately $11.8 million of indebtedness secured by the Property and certain other debts and obligations are repaid, and (ii) the amount available for distribution to the Limited Partners will be approximately $11.9 million, or $643.07 per Unit. In addition, on or about September 1, 1996, the General Partner intends to make a distribution of $570,000, or approximately $31.28 per Unit, to Limited Partners of record as of August 1, 1996. We currently anticipate that the proposed sale by the Partnership will be consummated as soon as practicable after the approval thereof by the Limited Partners. However, the General Partner has not determined the precise timing and amount of distributions to the Limited Partners that would occur after the proposed sale and in connection with the liquidation of the Partnership due to certain ongoing litigation and potential indemnification obligations pursuant to such purchase agreement. As described more fully in the attached Proxy Statement, the General Partner will receive certain fees in connection with the liquidation of the Partnership.

     WE URGE YOU TO READ THE ENCLOSED DOCUMENTS CAREFULLY AND TO RETURN YOUR SIGNED PROXY AS QUICKLY AS POSSIBLE. FOR YOUR CONVENIENCE A SELF-ADDRESSED POSTAGE-PAID RETURN ENVELOPE HAS BEEN INCLUDED.

     If you have any questions about the enclosed material, please call the Investor Operations at (800) 576-7907 or (214) 448-5800.

                              Very truly yours,

                              McNEIL PARTNERS, L.P.

                              By:  McNeil Investors, Inc., a
                                   Delaware corporation
                                   and its General Partner

                              By:  /s/  DONALD K. REED
                                   -------------------------
                                   Donald K. Reed, President

                        MCNEIL REAL ESTATE FUND V, LTD.

                     NOTICE OF MEETING OF LIMITED PARTNERS
                       TO BE HELD ON SEPTEMBER 10, 1996

          Notice is hereby given that a Meeting (the "Meeting") of the Limited Partners (the "Limited Partners") of McNeil Real Estate Fund V, Ltd. (the "Partnership") will be held at the Diamond Room on the second floor of the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas 75244 on September 10, 1996 at 1:00 p.m., Central Time, for the following purposes:

          (i) To authorize McNeil Partners, L.P. (the "General Partner") to sell the Sycamore Valley Apartments located in Fountain Valley, California (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to BRE Properties, Inc. on the terms set forth herein;

          (ii) If the sale of the Property is consummated, to approve the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership; and

          (iii) To consider and act upon such other matters, if any, as may properly come before the Meeting.

          Matters incidental to the conduct of the Meeting which are properly brought before the Meeting, including consideration of any adjournment or postponement thereof, may also be voted upon at the Meeting. The General Partner has fixed the close of business on August 9, 1996 as the record date for determination of the Limited Partners entitled to notice of and to vote at the Meeting.

          THE EFFECTIVENESS OF EACH OF PROPOSAL (I) AND PROPOSAL (II) IS CONTINGENT ON THE APPROVAL OF BOTH PROPOSAL (I) AND PROPOSAL (II). UNLESS PROPOSAL (I) AND PROPOSAL (II) ARE APPROVED BY THE LIMITED PARTNERS AT THE MEETING, NEITHER PROPOSAL WILL BE EFFECTED BY THE GENERAL PARTNER. THE APPROVAL OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE LIMITED PARTNERS WHO ARE THE HOLDERS OF A MAJORITY OF THE UNITS AND WHO ARE ENTITLED TO VOTE ON THE PROPOSALS. THEREFORE, THE FAILURE TO VOTE IS THE EQUIVALENT OF A VOTE AGAINST APPROVAL.

          The General Partner recommends that the Limited Partners vote in favor of the proposals because they are believed to be in the best interests of the Limited Partners.

          IN ORDER TO ASSURE THAT YOUR INTEREST WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.


                              BY ORDER OF THE GENERAL PARTNER
                              McNEIL PARTNERS, L.P.

                              By:  McNeil Investors, Inc., a Delaware
                                   corporation and its General Partner


                                   By:  /s/ DONALD K. REED
                                        -------------------------
                                        Donald K. Reed, President

Dallas, Texas
August 9, 1996

                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----

INTRODUCTION                                                                                            1
  Matters to be Considered at Meeting                                                                   1
  Summary                                                                                               2

PROPOSAL NO. 1                                                                                          3
  The Purchase Agreement                                                                                3
    General                                                                                             3
    Purchase Price                                                                                      3
    Inspection                                                                                          3
    Representations and Warranties                                                                      3
    Partnership Representations and Warranties                                                          3
    BRE Representations and Warranties                                                                  4
    Indemnification                                                                                     4
    Conditions                                                                                          4
    Closing and Closing Expenses; Termination Fee                                                       4
  Existing Debt                                                                                         5
  Background and Reasons for the Proposed Sale                                                          5
    General                                                                                             5
    Icahn Tender Offer                                                                                  5
    Negotiations with Mr. Icahn                                                                         6
    Other Negotiations                                                                                  6
    Offer from BRE                                                                                      6
    Recent Icahn Announcement Regarding Potential Tender Offer and Litigation                           7
    Summary                                                                                             9
  Description of Real Estate                                                                            9
  Interest of Certain Persons in Matters To Be Acted Upon                                              10
  Recommendation of General Partner                                                                    11

PROPOSAL NO. 2                                                                                         12
  Introduction                                                                                         12
  Liquidation under the Partnership Agreement                                                          12
  Sources and Uses of Proceeds from the Proposed Sale and Liquidation                                  12
  Estimated Distributions to Limited Partners                                                          14
  Recommendation of the General Partner                                                                14

BUSINESS                                                                                               15
  Organization                                                                                         15
  Current Operations                                                                                   15
    General                                                                                            15
    Competitive Conditions                                                                             15
    Other Information                                                                                  16
  Legal Proceedings                                                                                    16

FINANCIAL STATEMENTS                                                                                   18

SELECTED FINANCIAL DATA                                                                                19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                  20
  Financial Condition                                                                                  20
  Results of Operations                                                                                20
  First Three Months of 1996 Compared to First Three Months of 1995                                    20
    Revenues                                                                                           20
    Expenses                                                                                           20
  1995 Compared to 1994                                                                                21
    Revenues                                                                                           21
    Expenses                                                                                           21


                              TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
  1994 Compared to 1993                                                                                22
    Revenue                                                                                            22
    Expenses                                                                                           22
  Liquidity and Capital Resources                                                                      22

MARKET FOR THE UNITS OF THE PARTNERSHIP AND RELATED SECURITY HOLDER MATTERS                            23

FEDERAL INCOME TAX CONSEQUENCES                                                                        24
  Introduction                                                                                         24
  Income from Partnership Operations                                                                   24
  Receipt of Liquidating Distributions                                                                 24
  Taxation of Gains and Losses                                                                         24
  Passive Activity Loss Provisions                                                                     24
  Withholding under California Law                                                                     25
  Estimate of Tax Impact                                                                               25

OTHER MATTERS                                                                                          25
  Voting Rights and Vote Required                                                                      25
  Effect of Negative Vote                                                                              26
  Principal Holders of Units                                                                           26
  Revocability                                                                                         26
  Proxy Solicitation                                                                                   26
  No Appraisal Rights                                                                                  27
  Effectuation of Proposals                                                                            27

APPENDIX A - FINANCIAL STATEMENTS                                                                     F-1

                        MCNEIL REAL ESTATE FUND V, LTD.
                                13760 NOEL ROAD
                                   SUITE 700
                              DALLAS, TEXAS 75240

                                PROXY STATEMENT

                                  MEETING OF
                               LIMITED PARTNERS
                         TO BE HELD SEPTEMBER 10, 1996


                                 INTRODUCTION


     This Proxy Statement is being furnished to Limited Partners of McNeil Real Estate Fund V, Ltd., a California limited partnership (the "Partnership"), in connection with the solicitation of proxies by McNeil Partners, L.P., a Delaware limited partnership (the "General Partner"), to be voted at the Meeting of Limited Partners to be held on September 10, 1996, at 1:00 p.m., Central Time, at the Diamond Room on the second floor of the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas 75244, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to Limited Partners on or about August 9, 1996. The principal executive offices of the Partnership are located at 13760 Noel Road, Suite 700, Dallas, Texas 75240, and the telephone number at that location is (214) 448-5800.

     Capitalized terms used in this Proxy Statement which are not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement of the Partnership dated as of September 12, 1974, as amended and restated as of January 31, 1975, as amended by the Amendment to Amended and Restated Partnership Agreement dated as of March 26, 1992 (the "Partnership Agreement").

MATTERS TO BE CONSIDERED AT MEETING

     At the Meeting, Limited Partners will be asked to vote on two proposals (the "Proposals") which will involve the following, as more fully described in this Proxy Statement: (i) to authorize the General Partner to sell (the "Proposed Sale") the Sycamore Valley Apartments located in Fountain Valley, California (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to BRE Properties, Inc. ("BRE") on the terms set forth herein; and (ii) if the Proposed Sale of the Property is consummated, to approve the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership.

     THE EFFECTIVENESS OF EACH OF PROPOSAL (I) AND PROPOSAL (II) IS CONTINGENT ON THE APPROVAL OF BOTH PROPOSAL (I) AND PROPOSAL (II). UNLESS PROPOSAL (I) AND PROPOSAL (II) ARE APPROVED BY THE LIMITED PARTNERS AT THE MEETING, NEITHER PROPOSAL WILL BE EFFECTED BY THE GENERAL PARTNER. THE APPROVAL OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE LIMITED PARTNERS WHO ARE THE HOLDERS OF A MAJORITY OF THE UNITS AND WHO ARE ENTITLED TO VOTE ON THE PROPOSALS. THEREFORE, THE FAILURE TO VOTE IS THE EQUIVALENT OF A VOTE AGAINST APPROVAL.

     Representatives of the Partnership's principal accountants Arthur Andersen LLP are expected to be present at the Meeting and are expected to be available to respond to appropriate questions of the Limited Partners.

     Matters incidental to the conduct of the Meeting which are properly brought before the Meeting, including consideration of any adjournment or postponement thereof, may also be voted upon at the Meeting.

     The General Partner does not intend to bring any matters before the Meeting other than those set forth in the Notice of Meeting and does not know of any matters to be brought before the Meeting by others. If any matter should come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the units of limited partnership interest ("Units") represented by the proxy in accordance with the judgment of the General Partner.

     THE TRANSFER OF THE PARTNERSHIP'S PROPERTY MAY HAVE POTENTIALLY SUBSTANTIAL TAX CONSEQUENCES TO THE LIMITED PARTNERS. SEE "FEDERAL INCOME TAX CONSEQUENCES." LIMITED PARTNERS ARE STRONGLY URGED TO OBTAIN INDEPENDENT TAX ADVICE IN CONNECTION WITH THEIR DECISION ON HOW TO VOTE AND TO READ THE "FEDERAL INCOME TAX CONSEQUENCES" SECTION OF THIS PROXY STATEMENT CLOSELY.

SUMMARY

     The General Partner recommends that the Limited Partners vote in favor of the Proposals because they are in the best interests of the Limited Partners. The General Partner believes that the Proposed Sale and the subsequent dissolution, liquidation and termination of the Partnership are in the best interests of the Limited Partners. The Property is the only remaining property of the Partnership. In October 1995, the General Partner received an offer from BRE to purchase the Property, which resulted in the negotiation and execution of a purchase agreement relating thereto. Pursuant to this agreement, as amended, the Partnership agreed to sell the Property to BRE for $23,085,000 cash, subject to certain downward adjustments as set forth in such agreement, if certain conditions are met, including obtaining the requisite approval of the Limited Partners. The General Partner believes that at this time the $23,085,000 purchase price fairly reflects the value of the Property, as more particularly described below. See "Proposal No. 1 -- Background and Reasons for the Proposed Sale."

     The Proposed Sale, if consummated, will result in the disposition of substantially all of the assets of the Partnership. After the distribution of sales proceeds and the final accounting and administration, the General Partner will liquidate and terminate the Partnership. The General Partner estimates that following the consummation of the Proposed Sale and the payment of the debts and liabilities of the Partnership, including the payment of an aggregate of approximately $1.4 million in fees to the General Partner, the Partnership estimates that it will have approximately $11.9 million, or $643.07 per Unit, available for distribution to the Limited Partners. However, due to ongoing litigation and certain contractual indemnification obligations of the Partnership pursuant to the Purchase Agreement (defined below), the precise timing and amount of distributions to the Limited Partners has not yet been determined. See "Proposal No. 2" below. In addition, on or about September 1, 1996, the General Partner intends to make a distribution of $570,000, or approximately $31.28 per Unit, to Limited Partners of record as of August 1, 1996.

                                PROPOSAL NO. 1

THE PURCHASE AGREEMENT

     General

     The Partnership has entered into a Purchase Agreement, dated January 23, 1996, as amended by the First Amendment to Purchase Agreement dated as of May 14, 1996 (the "Purchase Agreement"), with BRE, which is unaffiliated with the Partnership or the General Partner. The Purchase Agreement was arrived at after extensive arms length negotiation. The address of BRE is One Montgomery Street, Suite 2500, San Francisco, California 94104. BRE is a publicly held real estate investment trust.

     The Purchase Agreement provides for the sale to BRE of all of the Partnership's right, title and interest in the Property, the buildings and improvements thereon, certain personal property, rental agreements and service agreements relating to the Property, and all marks, names and trade names used in connection with the Property. The Property comprises substantially all of the assets of the Partnership. BRE will not assume any of the Partnership's liabilities except only those arising after the Proposed Sale under ongoing rental agreements and service agreements and those relating to pro-rated taxes which BRE has agreed to pay pursuant to the Purchase Agreement.

     Purchase Price

     Pursuant to the Purchase Agreement, the Partnership will sell the Property to BRE for $23,085,000; provided that the Partnership and BRE may adjust the purchase price to reflect reasonable repairs and related expenses prior to Closing (as defined below). BRE has already paid $200,000 as earnest money, and the balance of the purchase price will be paid in cash at Closing. The Purchase Agreement also provides that a brokerage commission of one percent of the purchase price ($230,850) will be payable by BRE to Joel Berlinsky and Reid Bogert, neither of whom is affiliated with the Partnership or the General Partner.

     Inspection

     BRE has completed an inspection of the Property and of certain documents and certain other materials provided by the Partnership.

     Representations and Warranties

     Partnership Representations and Warranties. Except to the extent expressly stated in the Purchase Agreement, the Partnership will sell the Property to BRE pursuant to the Purchase Agreement on an "AS IS, WHERE IS" basis, with all faults, and without warranty or representation, express or implied, as to merchantability or fitness for any particular use or purpose. In the Purchase Agreement, the Partnership made representations and warranties to BRE customary for a transaction similar to that of the Proposed Sale, including representations and warranties as to the following matters: (i) authority and due execution of the Purchase Agreement; (ii) title to the Property, free and clear of liens; (iii) utilities for the use of the Property; and (iv) full disclosure of material facts relating to the Property. In addition, the Partnership made representations and warranties, to the best of the Partnership's current actual knowledge, to BRE as to the following matters: (i) compliance with law; (ii) no condemnation proceedings; (iii) no litigation that affects the Property; (iv) no bankruptcy or receivership; (v) material contracts; and (vi) leasing commissions. Finally, the Partnership made the following representations and warranties, to the best of the Partnership's current actual knowledge, to BRE as to the following environmental matters: (i) the Partnership has not received any written notices regarding hazardous materials on, under or affecting the Property or requiring the removal of any hazardous materials from the Property; (ii) no property within two thousand feet of the Property has been the site of a significant disposal of hazardous materials or has been designated a hazardous waste or border zone property, except as disclosed to BRE in the Purchase Agreement; (iii) there are and have been no hazardous materials installed, exposed or stored in or otherwise existing at, on, in or under the Property except as disclosed to BRE in the Purchase Agreement.

     BRE Representations and Warranties. BRE made representations and warranties to the Partnership as to the following matters: (i) authority and due execution of the Purchase Agreement; (ii) due organization; and (iii) no bankruptcy or receivership.

     Indemnification

     The Partnership and BRE agreed to indemnify each other and hold each other harmless from and against any and all claims, demands, liabilities, costs and damages, including without limitation, reasonable attorneys' fees, resulting from any misrepresentations or breach of warranty or covenant made by such party in the Purchase Agreement or in any document, certificate, or exhibit given or delivered to the other party pursuant to or in connection with the Purchase Agreement. The Partnership further agreed to indemnify BRE and hold BRE harmless from and against any claims, demands, liabilities, costs and damages asserted against or suffered by BRE and resulting from or arising out of the ownership, use or construction of the Property prior to the conveyance of the Property to BRE, including, without limitation, claims arising from the presence, prior to Closing, of any hazardous materials on the Property and reimbursement of cleanup or remedial action costs under any law or regulation regarding the generation, use, storage, or disposal of such hazardous materials.

     The Partnership's liability for such indemnification is limited to an aggregate sum of $250,000. Moreover, the Partnership's indemnification will expire December 31, 1996 unless and only to the extent that before such date BRE has given the Partnership written notice of any such claim, demand, liability, costs or damages covered by the Partnership's indemnification.

     Concurrently with the Partnership's purchase of the land underlying the Property from BRE, BRE and the Partnership entered into an Environmental Release and Indemnity Agreement dated December 29, 1992, whereby the Partnership agreed to indemnify BRE for certain environmental claims caused by or at the direction of Robert McNeil and certain related parties and whereby BRE agreed to indemnify Mr. McNeil and certain related parties for certain environmental claims caused by or at the direction of BRE and certain related parties. Pursuant to the Purchase Agreement, BRE agreed that the Partnership shall have no liability under said agreement for any environmental contamination occurring on or after Closing of the Purchase Agreement.

     Conditions

     The obligations of the parties to consummate the Proposed Sale are subject to the fulfillment of certain conditions on or before the date of Closing. The conditions to the Partnership's obligations to consummate the Proposed Sale include the affirmative vote, pursuant to this Proxy Statement, in favor of the Proposed Sale of the Limited Partners holding a majority of the Limited Partner interests.

     No approval of any federal or state regulatory agency is required in connection with the Proposed Sale.

     Closing and Closing Expenses; Termination Fee

     If the Partnership satisfies or BRE waives the conditions in the Purchase Agreement, the consummation of the Proposed Sale (the "Closing") will take place pursuant to the Purchase Agreement within five (5) business days of the Partnership's written notice to BRE that the Limited Partners have approved the Proposed Sale. If the Limited Partners have not approved the Proposed Sale by September 30, 1996, BRE may terminate the Purchase Agreement, require the Partnership to refund the earnest money deposit and require the Partnership to pay BRE one-half of its due diligence costs and legal fees, up to a maximum of $25,000. Further, if (i) the Partnership receives a competing offer for the sale of the Property, (ii) the Limited Partners do not approve the sale of the Property pursuant to this Proxy Statement, (iii) the Partnership enters into a contract before March 1, 1997 with a purchaser whose offer was received by the Partnership before the Limited Partners' disapproval of the sale of the Property to BRE, and (iv) the Partnership thereafter receives proceeds for the sale of the Property in excess of those under the Purchase Agreement, then the Partnership must pay BRE a termination fee of $500,000.

     The Partnership will be responsible for its share of Closing expenses. These expenses include the Partnership's share of the premium for the title policy, one-half of the escrow fees, Closing costs and all expenses incurred by the Partnership in connection with the review, negotiation, preparation and consummation of the Proposed Sale, including costs associated with the preparation of this Proxy Statement and the solicitation of proxies. BRE will be responsible for its share of Closing expenses. These expenses include BRE's share of the premium for the title policy, the recordation fees, one-half of the escrow fees and Closing costs.

EXISTING DEBT

     The Property is subject to a lien securing a loan payable to World Savings and Loan Association, which had a principal balance as of May 25, 1996 of approximately $11.3 million (the "Existing Debt"). At Closing, the Partnership will repay all sums due on Existing Debt and any accrued interest thereon. See "Proposal No. 2 -- Sources and Uses of Proceeds from Proposed Sale."

BACKGROUND AND REASONS FOR THE PROPOSED SALE

     General

     The Partnership was formed in 1974 to engage in the business of owning, operating and managing residential real estate. The original principal objectives of the Partnership were to provide capital appreciation and tax-deferred income to its partners. The Partnership originally acquired the buildings and improvements on the Property in 1975 for a purchase price of approximately $6.4 million. Since then, the Partnership has expended approximately $2.8 million for capital improvements on the Property. In December 1992, the Partnership exercised its option to acquire the land underlying the Property from BRE for a purchase price of approximately $11 million. On March 28, 1994, McNeil announced that he had suspended discussions, originally announced October 29, 1993, regarding obtaining financing for the possible cash acquisition by McNeil of all or a portion of the limited partnership interests in 17 publicly-held real estate partnerships for which the General Partner serves as general partner, including the Partnership. Based on the reasons discussed below, the General Partner has concluded that the Proposed Sale of the Property is in the best interests of the Partnership and the Limited Partners. As discussed below, the General Partner has examined alternatives to the Proposed Sale, including the continued operation of the Property.

     Icahn Tender Offer

     In August 1995, High River Limited Partnership, a Delaware limited partnership controlled by Carl C. Icahn ("High River") made an unsolicited tender offer (the "HR Offer") to purchase from Holders of Units up to approximately 45% of the outstanding Units of the Partnership for a purchase price of $400 per Unit. In addition, High River made unsolicited tender offers for certain other partnerships controlled by the General Partner. The Partnership recommended that the Limited Partners reject the HR Offer made with respect to the Partnership and not tender their Units pursuant to the HR Offer. The HR Offer terminated, after numerous extensions, on October 6, 1995. The General Partner believes that as of January 1, 1996, High River has purchased approximately 2% of the outstanding Units pursuant to the HR Offer. In addition, all litigation filed by High River, Mr. Icahn and his affiliates in connection with the HR Offer has been dismissed without prejudice.

     The Partnership reached the conclusion to recommend rejection of the HR Offer after considering a variety of factors, including, but not limited to, the following: (i) the price per Unit offered by High River did not adequately reflect the value inherent in the Units; (ii) the General Partner was contemplating tender offers for the Units at a higher price than the offer made by High River; (iii) Mr. Icahn's intentions were to take control of the Partnership; and (iv) Mr. Icahn's suitability and intentions could not be fully evaluated by the General Partner. Although the General Partner contemplated making tender offers for the Units at a higher price than the High River offer, the General Partner has not made any tender offers for the Units and is not presently considering making a tender offer for the Units.

     Negotiations with Mr. Icahn

     Following the commencement of the HR Offer and certain litigation relating thereto, the General Partner and Mr. Icahn engaged in negotiations and discussions regarding possible transactions between the parties and their affiliates, which transactions, if consummated, would have resulted in Mr. Icahn gaining control of the General Partner, and, in turn, the Partnership. After numerous discussions and extensions of the HR Offer, the General Partner and Mr. Icahn terminated discussions on September 19, 1995 due to an inability to reach any resolution on the terms of the proposed transaction.

     Other Negotiations

     After the announcement of the HR Offer, the Partnership, and certain other related partnerships, received from a number of parties inquiries regarding possible alternative transactions involving the Partnership and certain other related partnerships. In addition, following the commencement of the HR Offer, the Partnership's management actively considered various possible alternatives to the HR Offer, including (i) a tender offer for or other acquisition of Units of the Partnership or (ii) distributions in respect of the Units of the Partnership. The General Partner engaged in discussions with other parties which were considering joining with the General Partner or its affiliates in making tender offers for less than all of the Units at prices per Unit in excess of the respective prices offered by High River. These inquiries did not result in any agreement on a transaction regarding the Partnership or any related partnership. The persons making such inquiries did not express an interest in acquiring limited partnership interests in only the Units and were principally interested in acquiring numerous related partnerships, including the Partnership, in connection with acquiring control of the general partner of such partnerships and certain of its affiliates.

     Following termination of the discussions with Mr. Icahn and other parties, the General Partner determined to continue to explore potential avenues to enhance the value of the Limited Partners' Units in the Partnership, which included asset sales and refinancings of the Partnership's Property followed by distributions or tender offers for Units of the Partnership. The General Partner did not, however, solicit any offers for the sale of the Property or, prior to receipt of the offer from BRE, take any other steps to implement such potential avenues.

     Offer from BRE

     In October 1995, the Partnership received a letter from Mr. Joel Berlinsky, on behalf of BRE, regarding an unsolicited offer to purchase the Property. As mentioned above, BRE owned the land underlying the Property prior to the Partnership's purchase of such land in 1992. On October 30, 1995, the Partnership and BRE executed a Confidentiality Agreement. During November and December, the Partnership and BRE negotiated the sale price for the Proposed Sale. On December 22, 1995, the Partnership and BRE executed a Letter of Intent and commenced preparation and negotiation of the Purchase Agreement. The Partnership and BRE executed the Purchase Agreement on February 5, 1996.

     On or about April 13, 1996, the parties began negotiating an amendment to the Purchase Agreement to, among other things, extend the April 15 termination date. The Partnership and BRE entered into the First Amendment to Purchase Agreement as of May 14, 1996. This amendment (i) extended the date on which BRE could terminate the Purchase Agreement from April 15, 1996 to August 15, 1996,
(ii) reduced the purchase price from $23,300,000 to $23,085,000 as a result of negotiations concerning the payment of certain repairs of and improvements to the Property, (iii) added a termination fee of $500,000 as described above under "The Purchase Agreement -- Closing and Closing Expenses," and (iv) clarified that the Partnership's obligation to close is subject to the Limited Partners' approval of both the Proposed Sale and the dissolution and termination of the Partnership.

     On or about August 7, 1996, the parties entered into an amendment to the Purchase Agreement to extend the date on which BRE could terminate the Purchase Agreement from August 15, 1996 to September 30, 1996.

     The General Partner believes that the $23,085,000 purchase price in the Purchase Agreement fairly reflects the value of the Property and that the Proposed Sale is in the best interest of the Limited Partners. In making this determination, the General Partner took into account the recent estimates of values of the Units it undertook following the commencement of the HR Offer as described below.

     In response to the commencement of the HR Offer, the General Partner prepared an estimate of the Partnership's net asset value per Unit for 1994 and set forth such information in Amendment No. 6 to Schedule 14D-9 dated September 29, 1995. The estimate did not purport to be an estimate of fair market value of the Units and did not purport to reflect the amounts the Limited Partners might actually receive upon a liquidation of the Partnership because they did not take into account transactional costs incurred on a sale of the Partnership's Property or costs associated with winding up the Partnership. The estimate was based on the General Partner's own estimates of the value of the Partnership's Property and not on the basis of third party appraisals. The General Partner derived its estimate of the value of the Partnership's Property from capitalizing the net operating income derived from the Partnership's Property. In estimating the aggregate value of the Partnership Property for 1994, the General Partner first calculated the net operating income for that year. Then the General Partner capitalized the net operating income amount at a 10% rate, which the General Partner believes represents an appropriate capitalization rate for apartment properties. The value of the Property was not adjusted for any specific market conditions. The 1994 net asset value estimate per Unit of the Partnership determined as set forth above was $584.77. The 1994 aggregate value estimate for the Partnership's Property was $20,420,580.

     In addition, the General Partner made a pro forma calculation of the amount each Limited Partner might receive in a theoretical orderly liquidation based on the 1994 aggregate value estimate set forth above, other financial information available to the General Partner and certain other considerations. Based on the Partnership's first eight months of 1995 and employing the same method of estimating the aggregate value of the Partnership's Property as the General Partner used in calculating the 1994 aggregate value estimate, the General Partner estimated the 1995 aggregate value estimate of the Partnership's Property was $21,609,390. Then, the General Partner made certain adjustments to complete its estimate of the amount of the theoretical liquidation proceeds that would be distributable per Unit. Specifically, the General Partner added the amounts of cash, escrows and other investments shown on the Partnership's unaudited balance sheet at June 30, 1995. The General Partner did not deduct any amounts in respect of the legal and other costs which the General Partner expects would be incurred in a liquidation, including costs of negotiating purchase and sale contracts, possibly conducting a consent solicitation in order to obtain the Limited Partners' approval for the sale, and winding up the Partnership because of the difficulty of estimating those amounts. The estimated pro forma liquidation value per Unit of the Partnership was $667.30.

     The General Partner did not update the valuation to 1995 because the 1994 valuation was prepared solely in connection with the tender offer by High River and not as part of the General Partner's regular business.

     The General Partner did not receive a fairness opinion regarding the consideration to be received in connection with the Proposed Sale. The General Partner did not believe that it was necessary to acquire a fairness opinion from a financial advisor in connection with the Proposed Sale because the General Partner is engaged in the business of buying, selling, and managing real estate, including apartment buildings. Due to the General Partner's experience in evaluating offers to purchase real estate, the General Partner did not believe that it was in the best interests of the Limited Partners to incur substantial fees for a fairness opinion.

     Recent Icahn Announcement Regarding Potential Tender Offer and Litigation

     On August 5, 1996, High River and certain of Mr. Icahn's affiliates filed documents with the Securities and Exchange Commission disclosing that High River had entered into a letter agreement dated August 2, 1996 with the attorneys for the plaintiffs in the case styled James F. Schofield, et. al. v. McNeil Partners, L.P., et. al. described below under "Business -- Legal Proceedings." Pursuant to this letter agreement, High River agreed to commence, within six months, a tender offer for any and all units of the Partnership and the nine other partnerships that were previously subject to the High River tender offer described above under "Background and Reasons for Proposed Sale -- Icahn Tender Offer." The letter agreement provides that the tender offer would be at a price that would not be less than 75% of the estimated liquidation value of the Units (determined by utilizing the same methodology that was used to determine the liquidation values in High River's previous tender offer for the Partnership), and the tender offer could be subject to other terms and conditions as High River determines in its sole discretion. In addition, High River agreed that if it became the general partner of the Partnership, it would comply with additional terms that were the subject of a letter proposal previously sent to attorneys for the General Partner as set forth under "Business -- Legal Proceedings." Set forth below is the full text of the letter agreement:

                                                                  August 2, 1996

Edward E. Mattner
High River Limited Partnership
114 West 47 Street
Room 1925
New York, New York  10036

     Re:    Schofield, et al. v.
            McNeil Partners, L.P., et al.
            BC 133799 (Sup. Ct. of Calif.)

Dear Mr. Mattner

     This letter will memorialize the agreement between counsel for the plaintiffs in the referenced class action and derivative action (the "Litigation") and High River Limited Partnership ("High River") regarding the settlement of the Litigation. Any settlement contemplated herein is subject to various conditions, including the execution of a stipulation of settlement, approval by the appropriate court, and notice to the limited partners of the partnerships named as nominal defendants in the Litigation which are listed on Exhibit "A" hereto (the "Partnerships").

     In order to induce High River to commence tender offers for any and all outstanding Units of the Partnerships pursuant to the terms set forth below (the "Tender Offers") and provide the additional consideration set forth below in the event that High River attains the position of general partner of the Partnerships -- whether through a vote of limited partners or the acquisition of the entities that currently own the general partnership interests (the "Current General Partners"), Plaintiffs' counsel would agree to settle all of the claims asserted in the Litigation against the General Partner upon the following terms:

     1. High River will commence, as soon as possible, but in no event more than six (6) months, the Tender Offers for any and all of the outstanding units of the Partnerships at a price that is not less than 75% of the estimated liquidation value of the Units. The Tender Offers may be subject to such other terms and conditions as High River determines in its sole discretion. For the purposes of this agreement, "liquidation value" means a current liquidation value determined by utilizing the same methodology that was used to determine the liquidation values in High River's previous tender offers for Units of several of the Partnerships;

     2. High River agreed that, in the event High River attains the position of general partner in any of the Partnerships, it will take all actions necessary to cause a 25% reduction of all fees, including the current management incentive distribution ("MID") fee, that are, or could be deemed to be, payable by such Partnership(s) to the General Partner and/or its affiliates under the current Amended and Restated Partnership Agreement(s) for such Partnership(s); and

     3. High River agrees that, in the event that it becomes the General Partner in any of the Partnerships, it will not cause such Partnership(s) to take any action to discontinue the Litigation with respect to the Receivable Claims. For purposes of this agreement, the "Receivable Claims" means those claims asserted against the Current General Partner which seek the Partnerships' receipt of all monies to which the Current General Partner claims it is owed by the Partnerships and monies previously paid by the Partnerships to the Current General Partner and its affiliates for fees they claimed were owed under the current Partnership Agreements.

     Plaintiffs agree that from the date of this letter agreement forward they will not enter into any settlement of the claims asserted in the litigation against the Current General Partner and its affiliates, including the Receivable Claims that does not provide for all of the consideration contained in the attached demand letter sent to the Current General Partner.

     In the event that High River attains the position of general partner in any of the Partnerships, the parties hereto will in good faith execute an appropriate Stipulation of Settlement based on the terms of this agreement.
Such Stipulation shall not, in any event, purport to settle or provide a release of the Receivable Claims. In addition, the parties will in good faith execute any such other documentation as may be required to obtain Court approval of the Settlement.

     If you have any questions, please do not hesitate to contact the undersigned.

Very Truly yours,

/s/ Herbert Beigel
By:  Herbert Beigel

AGREED TO BY HIGH RIVER LIMITED PARTNERSHIP

/s/ Edward Mattner
By:  Edward Mattner

                         EXHIBIT "A" [TO LETTER ABOVE]


McNeil Pacific Investors Fund 1972, Ltd.
McNeil Real Estate Fund V, Ltd.
McNeil Real Estate Fund IX, Ltd.
McNeil Real Estate Fund X, Ltd.
McNeil Real Estate Fund XI, Ltd.
McNeil Real Estate Fund XIV, Ltd.
McNeil Real Estate Fund XV, Ltd.
McNeil Real Estate Fund XX, L.P.
McNeil Real Estate Fund XXIV, L.P.
McNeil Real Estate Fund XXV, L.P.

     Summary

     As of the date of this Proxy Statement, the General Partner has not solicited any offers for the sale of the Property, and the General Partner has not received an offer for the Property which the General Partner perceives is as favorable as that received from BRE. The purchase price to be paid by BRE exceeds the value of the Property as estimated by the General Partner as described above. If the Proposed Sale is not consummated, there can be no assurance that the Partnership will receive additional offers with terms similar to those in the Purchase Agreement. In addition, the General Partner believes that the Proposed Sale is more favorable to the Limited Partners than any partial tender offer for the Units that was contemplated by the General Partner based on the favorable price for the Property to be received by the Partnership and because, upon liquidation of the Partnership following the Proposed Sale, the Limited Partners will be able to liquidate their entire investment in the Partnership. Finally, the General Partner believes that the Proposed Sale is more favorable to the Limited Partners than the potential tender offer of High River described above because (i) such potential High River tender offer may not offer the Limited Partners the full liquidation value of the Units, and (ii) there is no assurance that any tender offer by High River will ever be commenced, and if commenced, there is no assurance that any tender offer by High River will ever be consummated.

DESCRIPTION OF REAL ESTATE

     The Property is an apartment community completed in 1969 which currently consists of 440 units. The site of approximately 17.4 acres is located in Fountain Valley, California. The current mailing address of the Property is 10257-10487 Slater Avenue, Fountain Valley, California. The Property consists of 31 buildings. Each unit contains a range with hood and fans, dishwasher, garbage disposal, blinds, and individually controlled heating and air conditioning. Electricity is paid directly by the tenants while the cost of water, gas, sewer and refuse removal are billed to the Partnership. Each unit has either a balcony or a patio.

     Set forth below is the Property's occupancy rate and approximate rent per square foot on an annualized basis for the last five years and for the three month period ended March 31, 1996.

                                                As of December 31,                           As of March 31,
                             ------------------------------------------------------         ----------------
                             1995         1994        1993        1992        1991               1996

     Occupancy Rate           95%          98%         93%         91%         96%                96%
     Rent Per Square Foot  $9.78        $9.36       $9.28       $9.56       $9.41              $9.88*

     ----------
     *   On an annualized basis.

     Occupancy rate represents all units leased divided by the total number of units of the Property as of December 31, or March 31, of the given year. Rent per square foot represents all revenue, except interest, derived from the Property's operations divided by the leasable square footage of the Property.

     Set forth below is certain other data relating to the Property as of March 31, 1996.

                                 Net Basis                    1996         Date
    Property       Description  of Property     Debt      Property Tax   Acquired
- -----------------  -----------  -----------  -----------  -------------  --------
Sycamore Valley    Apartments
Fountain, CA       440 Units    $13,789,030  $11,335,136   $243,600*       12/75

     ----------
     *   On an annualized basis.

     For a discussion of the competitive conditions to which the Property may be subject, see "Business -- Current Operations -- Competitive Conditions."

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     In connection with the consummation of the Proposed Sale and subsequent liquidation and termination of the Partnership, the General Partner estimates that it will receive (i) approximately $40,199 for the payment of the Partnership Management Fee (defined below), (ii) approximately $163,070 for the payment of the Agent Fee (defined below) and (iii) approximately $1,153,263 for the payment of the Subordinated Incentive Fee (defined below). Pursuant to the Partnership Agreement, the Partnership Management Fee, the Agent Fee and the Subordinated Incentive Fee must be paid prior to any distributions to the Limited Partners. See "Proposal No. 2 -- Liquidation under the Partnership Agreement."

     The Partnership Management Fee (the "Partnership Management Fee") is payable to the General Partner pursuant to Section 9.4.2 of the Partnership Agreement as compensation for its services rendered in evaluating and selecting the Property for the Partnership, making decisions as to the nature and terms of the acquisition and disposition of the Property, selecting, retaining and supervising consultants, contractors, architects, engineers, lenders, borrowers, agents and others, and otherwise generally managing the day-to-day operations of the Partnership. The Partnership Management Fee is an amount equal to five percent of the Cash From Operations and is payable only when distributions, including distributions other than those in connection with the Proposed Sale, are made to the Limited Partners. Based upon the information set forth below under "Proposal No. 2 --Sources and Uses of Funds from the Proposed Sale and Liquidation" and "Proposal No. 2 -- Estimated Distributions to Limited Partners," the General Partner has estimated that the Partnership Management Fee will be approximately $40,199.

     The Agent Fee (the "Agent Fee") is payable to the General Partner pursuant to Section 9.5.2 of the Partnership Agreement, for real estate brokerage services in connection with the disposition of the Property. The amount of the Agent Fee is the lesser of (i) the normal and competitive rate for similar services in the locality where the services are performed; (ii) 50% of the standard commission;

or (iii) one-half of the total Acquisition Fees which could have been paid to the General Partner under Section 9.2 of the Partnership Agreement. The Agent Fee is payable upon the consummation of the Proposed Sale. The General Partner has determined that the Agent Fee will be approximately $163,070 based upon
(iii) described above.

     The Subordinated Incentive Fee (the "Subordinated Incentive Fee") is payable to the General Partner pursuant to Section 9.5.1 of the Partnership Agreement as additional compensation for the services rendered in evaluating and selecting the Property for the Partnership, making decisions as to the nature and terms of the acquisition and disposition of the Property, selecting, retaining and supervising consultants, contractors, architects, engineers, lenders, borrowers, agents and others, and otherwise generally managing the day-to-day operations of the Partnership. The Subordinated Incentive Fee is an amount equal to 10% of the Remaining Cash From Sales or Refinancing in excess of the Cost of All Partnership Properties and will be paid when such Cash From Sales or Refinancings is distributed. Based upon the information set forth below under "Proposal No. 2 -- Sources and Uses of Funds from the Proposed Sale and Liquidation" and "Proposal No. 2 -- Estimated Distributions to Limited Partners," the General Partner has estimated that the Subordinated Incentive Fee will be approximately $1,153,263.

     The Partnership pays the General Partner the Partnership Management Fee on an ongoing basis. For the years ended December 31, 1994 and 1995, the General Partner received $30,000 and $40,000, respectively, in payment of the Partnership Management Fee. In addition, for the three month period ended March 31, 1996, the General Partner received a Partnership Management Fee of $25,000 in connection with a distribution to Limited Partners. The General Partner will receive a Partnership Management Fee of $30,000 in connection with the proposed distribution to Limited Partners intended to be made on or about September 1, 1996. See "Market for the Units of Partnership and Related Security Holder Matters."

     The Partnership also currently pays property management fees equal to 5% of the gross rental receipts of the Property to an affiliate of the General Partner for providing property management and leasing services. The Partnership paid an aggregate of $193,415 and $200,509, respectively, for the years ended December 31, 1994 and 1995 in payment of such property management fees. In addition, the Partnership paid $51,466 for property management fees for the three month period ended March 31, 1996.

RECOMMENDATION OF GENERAL PARTNER

     The General Partner recommends that the Limited Partners vote in favor of Proposal No. 1 because it is believed to be in the best interests of the Limited Partners. The General Partner has explored potential avenues to enhance the value of the Limited Partners' Units in the Partnership. In addition, the General Partner has, in connection with the tender offer of High River, undertaken a detailed valuation of the Property held by the Partnership as well as the value of the Units themselves. The General Partner did not update this valuation for 1995 because the 1994 valuation was prepared solely in connection with the tender offer by High River and not as part of the General Partner's regular business. Based on the General Partner's valuations and efforts to enhance the value of the Partnership, the General Partner believes that it can fairly evaluate the Proposed Sale. The General Partner believes that the purchase price for the sale of the Property is an attractive price and the Proposed Sale at this price is in the best interests of the Limited Partners.
In addition, the General Partner believes that the Proposed Sale is more favorable to the Limited Partners than any partial tender offer for the Units that was contemplated by the General Partner based on the favorable price for the Property to be received by the Partnership and because, upon liquidation of the Partnership following the Proposed Sale, the Limited Partners will be able to liquidate their entire investment in the Partnership. Finally, the General Partner believes that the Proposed Sale is more favorable to the Limited Partners than the potential tender offer of High River described above because
(i) such potential High River tender offer may not offer the Limited Partners the full liquidation value of the Units, and (ii) there is no assurance that any tender offer by High River will ever be commenced, and if commenced, there is no assurance that any tender offer by High River will ever be consummated.

                                PROPOSAL NO. 2


INTRODUCTION

     If the Proposals are approved and the Proposed Sale is consummated, the Partnership will be dissolved, and the General Partner intends to liquidate and terminate the affairs of the Partnership in accordance with the provisions of the Partnership Agreement and California law, which governs the Partnership.

LIQUIDATION UNDER THE PARTNERSHIP AGREEMENT

     Pursuant to Paragraph 19.2 of the Partnership Agreement, in the event of dissolution the General Partner shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof and terminate the Partnership.

     Pursuant to Paragraph 19.2 of the Partnership Agreement, upon liquidating the Partnership, the General Partner will first pay all creditors of the Partnership other than secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership's assets. If there were any outstanding loans made by the General Partner to the Partnership, then the General Partner would repay such loans. As of the date hereof, there were no such loans outstanding. Only after these distributions are made may the General Partner make distributions to the Limited Partners and the General Partner in accordance with Paragraph 11.5 of the Partnership Agreement.

     Pursuant to Paragraph 11.5 of the Partnership Agreement, the General Partner will distribute the remaining funds as follows: (i) to the General Partner, the Agent Fee; (ii) to the General Partner, the Subordinated Incentive Fee; and (iii) to the Limited Partners, the remaining funds, if any. In addition, in connection with the distributions to the Limited Partners, the General Partner will be paid the Partnership Management Fee.

     If the Proposed Sale is consummated, the General Partner currently intends to commence liquidation of the Partnership. However, the General Partner has not yet determined the precise timing of distributions to the Limited Partners that would occur after the consummation of the Proposed Sale and in connection with the liquidation of the Partnership because (i) the Partnership is involved in certain litigation described below under "Business -- Legal Proceedings" and (ii) the Partnership intends to retain $250,000 until December 31, 1996 to cover its potential indemnification obligations under the Purchase Agreement. See "Proposal No. 1 -- The Purchase Agreement -- Indemnification Obligations." The Partnership believes that such litigation is without merit and intends to vigorously defend such litigation. The actual amount of such distributions will depend upon the Partnership's costs, expenses and potential losses in connection with such litigation and such contractual indemnification obligations. Accordingly, there can be no assurance as to the precise timing or amount of distributions to the Limited Partners.

SOURCES AND USES OF PROCEEDS FROM THE PROPOSED SALE AND LIQUIDATION

     If the Limited Partners approve the Proposed Sale, and if the Closing occurs based on a cash purchase price of $23,085,000, the General Partner estimates that the Partnership will apply the cash payment and its existing cash balances as follows:



Proposed Sale
- -------------
                                                                      Estimated Amounts
Sources of Funds in Connection with Proposed Sale:                 as of September 15, 1996
- --------------------------------------------------                 ------------------------

Sale of Property                                                          $   23,085,000.00
Total                                                                     -----------------
                                                                          $   23,085,000.00
                                                                          =================
Use of Funds in Connection with Proposed Sale:
- ----------------------------------------------

    Mortgage Loan                                                         $  (11,275,004.00)
       Principal Balance                                                         (34,403.00)
       Accrued Interest                                                          (46,401.00)
    Property Taxes - 1996                                                        (70,000.00)
    Title Charges                                                               (163,351.00)
    Rent proration through September 15, 1996                                     (2,500.00)
    Legal Fees--Sale of Property                                                 (30,000.00)
    Legal Fees--Proxy Statement                                                   (6,000.00)
    Proxy Solicitation Costs, Including Copying and Mailing                       (4,700.00)
    Securities and Exchange Commission Filing Fee                               (152,768.00)
    Security Deposits                                                             (1,100.00)
    Escrow Charges                                                               (16,500.00)
    Prepaid Rents                                                         -----------------
                                                                          $  (11,802,727.00)
       Total                                                              =================
    Net Sales Proceeds                                                    $   11,282,273.00
    ------------------                                                    =================
Liquidation and Termination
- ---------------------------

Sources of Fund in Connection with Liquidation and Termination:
- ---------------------------------------------------------------

    Net Sales Proceeds                                                    $   11,282,273.00
    Cash                                                                       2,080,570.00
                                                                          -----------------
    Total                                                                 $   13,362,843.00
                                                                          =================

Use of Funds in Connection with Liquidation and Termination:
- ------------------------------------------------------------
    Accounts Payable                                                      $      (32,665.00)
    Final Accounts Payable                                                       (35,000.00)
                                                                          -----------------
    Total                                                                 $      (67,665.00)
                                                                          =================
Use of Funds in Connection with Debts and Obligations Owing to
General Partner:
- --------------------------------------------------------------
    Partnership Management Fee Payable                                    $      (40,199.00)
    Agent Fee*                                                                  (163,070.00)
    Subordinated Incentive Fee                                                (1,153,263.00)
    1996 Audit and K-1's                                                         (20,000.00)
                                                                          -----------------
    Total                                                                     (1,376,532.00)
                                                                          =================
    Net Proceeds Available for Distribution                               $    1,918,646.00 **
    ---------------------------------------                               =================

     *Although the Agent Fee is due in connection with the Closing of the Proposed Sale, the Agent Fee will not be paid to the General Partner until the liquidation and termination of the Partnership.

     **The General Partner intends to withhold approximately $450,000, of which
(i) $200,000 is to cover legal fees and potential costs, expenses and losses from ongoing litigation and (ii) $250,000 is to cover indemnification obligations under the Purchase Agreement. There can be no assurance that funds withheld will be distributed to Limited Partners due to the uncertainties inherent in the actual amount which may be expended by the Partnership in connection with such litigation and indemnification obligations.

ESTIMATED DISTRIBUTIONS TO LIMITED PARTNERS

     Set forth below is a table showing the aggregate distributions to Limited Partners to date, and the estimated distributions to Limited Partners and the estimated cash benefit to Limited Partners if the Proposed Sale is consummated:

              Distributions                   Total      Per Unit
              -------------                -----------  ----------
Total Distributions to Date                $91,889,008  $   5,096

Distributions of Net
  Proceeds Available
  for Distribution after
  Proposed Sale (Estimated):
  To Limited Partners                      $11,718,646  $  643.07

Estimated Tax Gain After Proposed Sale:
- -----------------------------------------
  To Limited Partners                      $ 8,159,303  $  447.75
Estimated Cash
Impact to Limited Partners Per Unit
- -----------------------------------------
Tax Cost*                                        --      ($125.37)
Cash Distributions                               --     $  643.07
Total Cash Benefit                               --     $  517.70

     *Based on an estimated tax gain per Unit of $447.75, and an assumed tax rate of 28%, the estimated tax cost to such Limited Partners per Unit will be $125.37. The actual tax cost to a Limited Partner, however, will depend upon the marginal tax rate of that Limited Partner and may be more than or less than this amount. The above estimates are based solely on current year operations and the tax gain to be recognized by the Partnership as a result of the Proposed Sale and do not consider the possibility that a Limited Partner may recognize a tax loss (or tax gain) on the liquidation of the Partnership. See "Federal Income Tax Consequences" for additional information on the federal income tax consequences of the Proposed Sale and distributions.

     **Actual distributions will be subject to withholding. See "Federal Income Tax Consequences -- Withholding under California Law."

     The estimated distributions, tax gain and cash impact set forth above are based on the following assumptions: (i) the sources and uses of funds set forth above will accurately reflect the actual expenses in connection with the Proposed Sale and liquidation; (ii) $200,000 will be expended by the Partnership to cover legal fees, costs, expenses and losses in connection with the litigation described in "Business -- Legal Proceedings"; and (iii) the Partnership will not be required to expend any amount to satisfy indemnities pursuant to the Purchase Agreement (which amount is limited to $250,000) and therefore will have such funds available for distribution. See "Proposal No. 2
- -- Sources and Uses of Funds from the Proposed Sale and Liquidation."

     Although the General Partner will not receive any distributions from the Partnership in connection with the Proposed Sale or the liquidation of the Partnership, the General Partner will receive certain fees. See "Proposal No. 1
- -- Interest of Certain Persons in Matters To Be Acted Upon."

     Although the General Partner currently anticipates making distributions to the Limited Partners set forth above if the Proposed Sale is consummated, the precise timing and actual amount of such distributions has not been determined and the amount of such distributions may be subject to change due to ongoing litigation and indemnification obligations of the Partnership. See "Proposal No. 2 -- Liquidation under the Partnership Agreement."

RECOMMENDATION OF THE GENERAL PARTNER

     The General Partner recommends that the Limited Partners vote in favor of Proposal No. 2 because it is believed to be in the best interests of the Limited Partners. The Partnership was formed to acquire, operate and ultimately dispose of a portfolio of income-producing real properties. The Property is the only remaining property of the Partnership. Once the Property is sold, the Partnership will own no operating assets and it will no longer have a portfolio of real property. The General Partner has determined that because the purpose of the Partnership will have been fulfilled upon the consummation of the sale of the Property, it is in the best interests of the Limited Partners to liquidate any remaining assets and, at a future date determined appropriate by the General Partner, make final distributions to the Limited Partners.


                                   BUSINESS


ORGANIZATION

     The Partnership was organized September 12, 1974, as a limited partnership under the provisions of the California Uniform Limited Partnership Act. The General Partner of the Partnership, an affiliate of Robert A. McNeil ("McNeil"), was elected at a meeting of limited partners on March 26, 1992. Prior to March 26, 1992, Pacific Investors Corporation, a wholly-owned subsidiary of Southmark Corporation ("Southmark"), and McNeil were the general partners of the Partnership which was governed by an agreement of limited partnership dated September 12, 1974. The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 700, LB70, Dallas, Texas 75240.
McNeil and Pacific Investors Corporation are collectively referred to herein as the "Original General Partners."

CURRENT OPERATIONS

     General

     The Partnership is engaged in real estate activities, including the ownership, operation and management of residential real estate and other real estate related assets. The Property is currently the only piece of real estate owned by the Partnership.

     The Partnership does not directly employ any personnel. The General Partner conducts the business of the Partnership directly and through its affiliates. Pursuant to the original partnership agreement, the Partnership reimbursed affiliates of the Original General Partners for such services rendered. Since February 14, 1991, the Partnership has been managed by the General Partner or its affiliates.

     Competitive Conditions

     Since the principal business of the Partnership is to own and operate real estate, the Partnership is subject to all of the risks incident to ownership of real estate and interests therein, many of which relate to the illiquidity of this type of investment. These risks include changes in general or local economic conditions, changes in supply or demand for competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale or refinancing of a property difficult or unattractive, changes in real estate and zoning laws, increases in real property tax rates and federal or local economic or rent controls. The illiquidity of real estate investments generally impairs the ability of the Partnership to respond promptly to changed circumstances. The Partnership competes with numerous established companies, private investors (including foreign investors), real estate investment trusts, limited partnerships and other entities (many of which have greater resources than the Partnership) in connection with the sale, financing and leasing of properties. The impact of these risks on the Partnership, including losses from operations and foreclosure of the Partnership's property, is described below under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Property has been affected by the declining California economy over the past three years. Average market rental rates have remained flat or declined, however, as a result of the capital renovation program, occupancy rates have risen from 91% in 1992 to 95% at the end of 1995. Occupancy rates for the local area average 90%. The renovation program, which addressed the dated appearance of the Property, has made the Property much more competitive in its market.

     Other Information

     The environmental laws of the Federal government and of certain state and local governments impose liability on current property owners for the clean-up of hazardous and toxic substances discharged on the property. This liability may be imposed without regard to the timing, cause or person responsible for the release of such substances onto the property. The Partnership could be subject to such liability in the event that it owns a property having such environmental problems. The Partnership has no knowledge of any pending claims or proceedings regarding such environmental problems.

LEGAL PROCEEDINGS

1. James F. Schofield, Gerald C. Gillett and Donna S. Gillett vs. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., et al. - Superior Court of the State of California for the County of Los Angeles, Case No. BC13799 (Class and Derivative Action Complaint)

     This is a corporate/securities class and derivative action brought in state court by limited partners of each of the nine (9) limited partnerships that are named as nominal defendants as listed above (as defined in this Section 1, "Partnerships"). Plaintiffs allege that McNeil Investors, Inc., its affiliate McNeil Estate Management, Inc. and four (4) of their senior officers and/or directors (as defined in this Section 1, the "Defendants") have breached their fiduciary duties. Specifically, Plaintiffs allege that Defendants have caused the Partnerships to enter into several wasteful transactions that have no business purposes or benefit to the Partnerships and which have rendered such units highly illiquid and artificially depressed the prices that are available for units on the limited resale market. Plaintiffs also allege that Defendants have engaged in a course of conduct to prevent the acquisition of units by Carl Icahn by disseminating false, misleading and inadequate information. Plaintiffs further allege that Defendants have acted to advance their own personal interests at the expense of the Partnerships' public unit holders by failing to sell Partnership properties and failing to make distributions to unitholders and, thereby, have breached the Partnership Agreements.

     The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend these actions.

2.   Alfred Napoletano vs. McNeil Partners, L.P., McNeil Investors, Inc., Robert
     A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. -Superior Court of the State of California, County of Los Angeles, Case No. BC133849 (class action complaint).

     Plaintiff brings this class action on behalf of a class of all persons and entities who are current owners of units and/or are limited partners in one or more of the partnerships referenced above (as defined in this Section 2, "Partnerships"). Plaintiff alleges that Defendants have breached their fiduciary duties to the class members by, among other things, (1) taking steps to prevent the consummation of the HR Offer and other tender offers by High River, (2) failing to take steps to maximize unitholders' or limited partners' values, including failure to liquidate the properties owned by the Partnerships, (3) managing the Partnerships so as to extend indefinitely the present fee arrangements, and (4) paying itself and entities owned and controlled by the general partner excess fees and reimbursements of general and administrative expenses.

     The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

3. Warren Heller vs. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. -Superior Court of the State of California, County of Los Angeles, Case No. BC133957 (class action complaint).

     Plaintiff brings this class action on behalf of a class of all persons and entities who are current owners of units and/or are limited partners in one or more of the partnerships referenced above (as defined in this Section 3, "Partnerships"). Plaintiff alleges that Defendants have breached their fiduciary duties to the class members by, among other things, (1) taking steps to prevent the consummation of the HR Offer and other tender offers by High River, (2) failing to take steps to maximize unitholders' or limited partners' values, including failure to liquidate the properties owned by the Partnerships, (3) managing the Partnerships so as to extend indefinitely the present fee arrangements, and (4) paying itself and entities owned and controlled by the general partner excessive fees and reimbursements of general and administrative expenses.

     The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

     From time to time, attorneys representing the plaintiffs (the "Plaintiffs' Attorneys") in each of the above-described lawsuits have met and had discussions with the attorneys representing the General Partner and the officers and directors of the General Partner (the "Defendants' Attorneys"). On or about June 24, 1996, the Plaintiffs' Attorneys sent to the Defendants' Attorneys the following letter:



                                                                   June 24, 1996

Marco Schnabl, Esq.
Pat Foye, Esq.
Ira Matetsky, Esq.
Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, New York  10022

     Re:  McNeil Limited Partnerships

Dear Messrs. Schnabl, Foye, Matetsky:

     As you know, we have previously engaged in preliminary settlement discussions in connection with the McNeil Limited Partnership Litigation. In connection with such discussions, you requested that we provide you with a draft of the consolidated complaint that we intend to file, after some revisions in the California State Court. This document will be sent to you under separate cover.

     In an effort to allow your client another opportunity to settle the claims asserted in the litigation, the undersigned counsel, on behalf of the putative class, would be willing to settle the class and derivative claims against the Defendants for no less than the following consideration:

     1. The General Partner, or its affiliates, will cause a 25% reduction of all General Partner fees, including the management distribution fees, that are currently payable by the Partnerships to the General Partner and/or its affiliates;

     2. The General Partners will waive all claims for outstanding receivables claimed to be owed to them by the partnerships (and return to the Partnerships all receivables actually paid in the last 2 years); and

     3. The defendants will provide a liquidity option for the Limited Partners by commencing, or causing the General Partners to take all steps to solicit third parties to commence, tender offers for any and all, but in no event less than 40%, of the outstanding limited partnership units in an amount that exceeds the prices paid for the previous tender offers commenced by High River Limited Partnership.

      The agreement contemplated herein is subject to various conditions, including the execution of a stipulation of settlement, approval by the appropriate court, and notice to the limited partners of the Partnerships.

      Please be advised that the above proposal will remain open until 5:00 p.m. on Thursday, June 27, 1996.

                                      Very truly yours,

                                      /s/ Herbert Beigel
                                      By:  Herbert Beigel

                                      /s/ Andrew D. Friedman
                                      By:  Andrew D. Friedman

                                      /s/ Lawrence Folker
                                      By:  Lawrence Folker

                                      /s/ Lynda J. Grant
                                      By:  Lynda J. Grant


     On or about July 1, 1996, the attorneys for the plaintiffs in case styled James F. Schofield, et. al. v. McNeil Partners, L.P., et. al. indicated an intention to file an amended complaint to consolidate each of the above-described lawsuits and to allege certain additional breaches of fiduciary duty by the defendants, that the Partnership was dissolved pursuant to California law in connection with the Partnership's 1992 reorganization, and that the required vote pursuant to California law to approve the new general partner in connection with the reorganization was not obtained.

     Following a review and evaluation of the letter and the draft of the amended complaint, the Defendants' Attorneys met with and advised the Plaintiffs' Attorneys that the offer made in the letter was unacceptable. Since the time of this discussion, the Defendants' Attorneys have not met with or had further negotiations with the Plaintiffs' Attorneys with respect to the above-described litigation.

     Although any litigation is inherently uncertain, based on the information currently available to the General Partner, the General Partner does not believe that the pending or threatened litigation described above will have a material adverse effect on the Partnership.

     Two other class action lawsuits referenced in the Notes to the Financial Statements as of December 31, 1995, styled Robert Lewis vs. McNeil Partners, L.P., et. al., filed in the District Court of Dallas County, Texas, and James F. Schofield, et. al. vs. McNeil Partners, L.P., et. al., filed in the United States District Court, Southern District of New York, have been voluntarily dismissed without prejudice by the respective plaintiffs in such actions.


                             FINANCIAL STATEMENTS


     The audited Balance Sheets of the Partnership as of December 31, 1995 and 1994 and the audited Statements of Operations, Statements of Partners' Equity and Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993 are included in the Appendix A hereto. In addition, the unaudited financial statements of the Partnership for the three months ended March 31, 1996 are unaudited, but in the opinion of the General Partner include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the unaudited interim period data.

The results of operations of the interim periods are not necessarily indicative of the results to be expected for an entire year.

     Pro forma financial statements illustrating the approximate financial consequence to the Partnership of the Proposed Sale are not presented because the financial consequence to the Partnership is shown above in "Proposal No. 2" and because the Partnership will have no operations after the sale of the Property.


                            SELECTED FINANCIAL DATA


     The following table sets forth a summary of certain financial data for the Partnership. This summary should be read in conjunction with the Partnership's financial statements and notes relating thereto appearing elsewhere in this Proxy Statement.

                                                          Years Ended December 31,
                               ------------------------------------------------------------------
Statements of Operations          1995          1994          1993          1992         1991
- -----------------------------  -----------  ------------  ------------  ------------  -----------
Rental revenue                 $ 4,051,346   $ 3,873,947   $ 3,840,256   $ 3,973,950   $3,899,180
Total revenue                    4,169,839     3,939,681     3,892,689     4,134,760    3,952,199
Net income                         939,072       975,233       955,535     1,297,409    1,488,071
Net income per limited
   partnership unit            $     51.53   $     53.52   $     52.44       $71.20    $    81.66
                               -----------  ------------  ------------  -------------  ----------
Distributions per limited
   partnership unit            $     41.71   $     31.28   $     63.03       $19.19    $    60.19
                               -----------  ------------  ------------  -----------  ------------

                                                          As of December 31,
                               ------------------------------------------------------------------
Balance Sheets                     1995          1994          1993          1992         1991
- -----------------------------  -----------  ------------  ------------  -----------  ------------
Real estate investment, net    $         -   $13,923,671   $13,986,484   $13,748,828   $2,734,772
Asset held for sale             13,789,030             -             -             -            -
Total assets                    16,260,802    16,145,792    15,930,412    16,484,928    3,785,980
Mortgage note payable           11,358,707    11,424,420    11,664,326    11,954,748            -
Partners' equity                 4,579,479     4,400,416     3,995,191     4,188,209    3,240,499

     During 1992, the Partnership exercised its option to purchase the land underlying the Property. The Partnership financed the purchase by obtaining a mortgage loan secured by the Property. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 - "Real Estate Investment" and Note 5 - "Mortgage Note Payable" to the Financial Statements dated December 31, 1994.


Statement of Operations                      Three Months Ended
                                                 March 31,
                                           ----------------------
Statement of Operations                        1996      1995
- -----------------------                    ----------  ----------
Rental Revenue                             $1,024,210  $1,035,205
Net Income                                 $  328,165  $  277,069
Net Income per limited partnership unit    $    18.00  $    15.20




                         As of March 31,  As of December 31,
Balance Sheets                1996               1995
- ----------------------   ---------------  ------------------
Total assets                $16,142,541       $16,260,802
Mortgage note payable       $11,335,136       $11,358,707
Partners' equity            $ 4,432,643       $ 4,579,479


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

     The Partnership was formed to acquire, operate and ultimately dispose of a portfolio of income-producing real properties. At March 31, 1996, the Partnership owned one apartment property, the Property, which is subject to a mortgage note. During the three year period ended December 31, 1995, the Partnership experienced net income of $2,869,840 and had generated cash from operations of $4,220,969. The Property continues to operate profitably and the Partnership's assets and liabilities have not changed significantly from their balances at December 31, 1995.

     On February 5, 1996, the Partnership executed the Purchase Agreement with BRE to sell the Property. As of May 14, 1996, the Partnership executed the First Amendment to the Purchase Agreement with BRE. See "Proposal No. 1 -- The Purchase Agreement."

RESULTS OF OPERATIONS

First Three Months of 1996 Compared to First Three Months of 1995.

     Revenues

     Total Partnership revenues decreased by $9,663 or 1% for the three months ended March 31, 1996. Rental revenue decreased $10,995 and interest income increased $1,332.

     Rental revenue for the first three months of 1996 was $1,024,210 as compared to $1,035,205 for the same period in 1995. The decrease in rental revenue for the three months ended March 31, 1996 is due to a decrease in the occupancy rate of the property. The occupancy rate decreased from 98% in March 1995 to 96% in March 1996.

     Expenses

     Total Partnership expenses decreased by $60,759 or 8% the first three months of 1996 as compared to the same period in 1995. The most significant decreases occurred in depreciation and utilities. The total decrease in expense was offset by increases in mortgage interest, repairs and maintenance, other property operating, general and administrative, and partnership management fees.

     Interest expense for the three months ended March 31, 1996 increased $13,153 or 6% as compared to 1995. The increase is due to an increase in the index used to calculate interest expense on the mortgage. The mortgage note interest rate increased from 6.8% at March 31, 1995 to 7.6% at March 31, 1996.

     The Partnership did not recognize any depreciation expense during the first quarter of 1996 as a result of the adoption of the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     Utility expense decreased $4,692 or 6% for the three months ended March 31, 1996 as compared to the same period in 1995. The decrease is related to the installation of newer, more efficient boilers at the property.

     Repairs and maintenance expenses increased $19,195 or 21%, for the three months ended 1996 as compared to the same period in 1995. The increase is due to the replacement of carpeting and appliances, which met the Partnership's criteria for capitalization based on the magnitude of replacements in 1995, but were expensed in 1996.

     Other property operating expenses increased $11,371 or 19% for the three months ended March 31, 1996 as compared to 1995 due to the increase in earthquake insurance for the Property. This increase was partially offset by decreases in bad debt, office supplies and eviction costs.

     General and administrative expenses increased $19,958 for the three months ended March 31, 1996 as compared to the same period last year. The increase was due to proxy costs and professional fees incurred by the Partnership relating to the proposed sale of the Property.

     Partnership management fees increased by $10,000 or 67% for the three months ended March 31, 1996 as compared to the same period in 1995. These fees are based on distributions made to the Limited Partners which increased in 1996 compared to 1995.

1995 Compared to 1994

     Revenues

     Total Partnership revenues increased by $230,158 or 6% as compared to 1994 revenues. Rental revenue and interest income increased $177,399 and $48,361, respectively. The Partnership also recognized a gain on legal settlement of $4,398 as a result of the settlement with Southmark received in 1995.

     Rental revenue for 1995 was $4,051,346 as compared to $3,873,947 for 1994. The increase is due to an increase in average occupancy of 2%, from 93% in 1994 to 95% in 1995. In addition to the increase in occupancy there was a decrease in discounts and concessions offered to the residents.

     Interest income increased by $48,361, or 74% due to an increase in the interest rates and to greater average cash balances being invested in interest-bearing accounts.

     Expenses

     Total Partnership expenses increased by $266,319 or 9% for the year ended December 31, 1995 as compared to the year ended December 31, 1994. Factors contributing to the increase in 1995 include increases in mortgage interest, depreciation, other operating expenses, general and administrative, and general and administrative-affiliates. The increases are offset only slightly by decreases in property taxes.

     Mortgage interest expense increased $98,052 or 13% in 1995 as compared to 1994. The increase is due to increases in the variable interest rate on the mortgage note payable. The average interest rate during 1995 was 7.6% compared to 6.5% in 1994.

     Depreciation expense increased $62,609 or 13% in 1995 as compared to 1994. This increase is due to the increase in capital improvements made at the Property over the past few years. The Partnership made $397,178 and $406,397 in capital improvements in 1995 and 1994, respectively.

     Other operating expenses increased 21% or $45,852 in 1995 as compared to 1994. The increase is primarily due to increases in earthquake insurance expense. Hazard insurance increased to $167,248 in 1995 from $98,449 in 1994. Decreases in other operating expenses were reflected in decreases in bad debt expense and marketing and leasing.

     General and administrative expenses increased $49,591 in 1995 as compared to the same period in 1994. The increase was due to costs incurred by the Partnership in the third quarter of 1995 to evaluate and disseminate information regarding an unsolicited tender offer as discussed in Background and Reasons for the Proposed Sale.

     General and administrative-affiliates increased $10,000 or 33% in 1995 as compared to the same period in 1994 due to an increase in Partnership management fees. These fees are based on distributions made to the Limited Partners which increased in 1995.

1994 Compared to 1993

     Revenue

     Total Partnership revenues for 1994 increased by $46,992 as compared to 1993. Rental revenue and interest income increased $33,691 and $13,301, respectively.

     Rental revenue for 1994 was $3,873,947 as compared to $3,840,256 for 1993. This increase of $33,691 is due to an increase in average occupancy from 91% in 1993 to 93% in 1994.

     Interest income increased by $13,301 during 1994 as compared to 1993 due to an increase in the interest rates and to greater average cash balances being invested in interest-bearing accounts.

     Expenses

     Total Partnership expenses increased by $27,294 for the year ended December 31, 1994 as compared to the same period in 1993. Several factors contributed to the increase including increases in depreciation, property taxes and personnel expenses. These increases were offset by decreases in interest, repairs and maintenance general and administrative, and general and administrative-affiliates expenses.

     Depreciation expense increased $85,024 or 22% in 1994 as compared to 1993. This increase is due to the increase in capital improvements made at the Property. During 1994, the Partnership made $406,397 in capital improvements.

     Property taxes increased $37,794 or 18% during 1994 due to an increase in the assessed land value which taxes are based.

     Repairs and maintenance decreased by $22,014 or 5% in 1994 as compared to 1993. During the last few years, the Property underwent major renovations which in turn reduced the need for interior and exterior repairs. The Property also experienced a reduction in plumbing repairs and supplies during 1994 as compared to 1993.

     General and administrative expense decreased $21,340 or 38% as compared to the same period last year due to legal expenses incurred in 1993 which related to the 1992 purchase of land. No such expenses were incurred in 1994.

     General and administrative-affiliates decreased by $30,450 or 50% in 1994 as compared to 1993 due to a decrease in Partnership management fees. These fees are based on distributions made to the Limited Partners which decreased in 1994 compared to 1993.

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership's primary source of cash flow is from operating activities, which generated $407,144 for the first three months of 1996 as compared to $387,795 for the same period in 1995. This increase is due to the timing of the payment of the property taxes which is partially offset by the increase in cash paid to suppliers and the increase in interest paid. Operating activities generated $1,448,315 in 1995 as compared to $1,473,245 in 1994. The decrease in operating cash flow in 1995 was due to the increase in the cash paid to suppliers and the amount of interest paid, which increased by $90,087 due to the increase in mortgage interest rates. The decrease in operating cash flow was partially offset by the increase in cash received from tenants. During 1994, cash provided by operating activities increased to $1,473,245 as compared to $1,299,409 in 1993. The increase in 1994 was partially due to the increase in cash received from tenants and interest income as well as a reduction in the cash paid to suppliers and mortgage interest paid.

     The Partnership expended $397,178, $406,397, and $621,842 for capital improvements to the Property in 1995, 1994 and 1993, respectively. The Partnership exercised its option to purchase the land underlying the Property in December 1992 for $11,022,353.

     The Partnership distributed $760,009 to the Limited Partners for 1995, and $475,001 for the three month period ended March 31, 1996. The principal payments on the mortgage note payable declined by $7,902 for the three months ended March 31, 1996 as compared to the same period in 1995. This decline is due to the reduction in the mortgage payment and the increase in the interest rate.

     At March 31, 1996, the Partnership held $1,933,577 of cash, down $91,428 since December 31, 1995. This balance provides for the working capital needs of the Partnership and allows for distributions to the Limited Partners.

     McNeil has established a revolving credit facility not to exceed $5,000,000 in the aggregate which will be available on a "first-come, first-served" basis to the Partnership and other affiliated partnerships if certain conditions are met. Borrowings under the facility may be used to fund deferred maintenance, refinancing obligations and working capital needs. There is no assurance that the Partnership will receive funds under the facility because no amounts will be reserved for any particular partnership. As of March 31, 1996, $2,662,819 remained available for borrowing under the facility; however, additional funds could become available as other partnerships repay existing borrowings. This commitment will terminate March 30, 1997.

     If operations should deteriorate and present resources not be adequate for current needs, the Partnership has no established lines of credit on which to draw for its working capital needs other than any available portion of the $5,000,000 revolving credit facility discussed above, and thus would require other sources of working capital. No such other sources have been identified.

     During the three month period ended March 31, 1996, the Limited Partners received a cash distribution of $475,001. During 1995, the Limited Partners received cash distributions of $760,009. The distributions consisted of funds from operations. Any cash not required for current operations is expected to continue to be distributed to the Partners on the semi-annual schedule presently followed. Distributions will be subject to maintenance of adequate levels of cash reserves, and such distributions will only be available from cash generated from operations.


                    MARKET FOR THE UNITS OF THE PARTNERSHIP
                      AND RELATED SECURITY HOLDER MATTERS

     There is no established public trading market for Units issued by the Partnership, nor is one expected to develop.

Title of Class               Number of Record Unit Holders
- --------------               -----------------------------
Limited partnership units    1,797 as of February 16, 1996

     Cash distributions to the Limited Partners totaled $1,148,553 in 1993, $570,008 in 1994 and $760,009 in 1995. Another distribution of $475,001 was paid to the Limited Partners on or about March 1, 1996. On or about September 1, 1996 the General Partner intends to make a distribution of $570,000 to Limited Partners of record as of August 1, 1996. No distributions were made to the General Partner. The distributions consisted of funds generated from operations and excess proceeds from financing the acquisition of the Property. Subject to certain contingencies, distributions to the Limited Partners are anticipated in 1996 or 1997 if the Proposed Sale is consummated. See "Proposal No. 2 -- Estimated Distributions to Limited Partners."

                        FEDERAL INCOME TAX CONSEQUENCES


INTRODUCTION

     The following discussion is a summary of the material federal income tax consequences of the Proposed Sale and liquidation of the Partnership to Limited Partners that are United States individual taxpayers or domestic corporate taxpayers. The discussion does not summarize the tax consequences peculiar to nonresident foreign investors, tax exempt entities or other persons subject to special treatment under federal income tax laws. No ruling has been or will be requested from the Internal Revenue Service as to the federal income tax matters discussed herein. The actual tax consequences to a particular Limited Partner will depend on the Limited Partner's own tax circumstances. Accordingly, Limited Partners are urged to consult their own tax advisors with respect to the tax consequences of the Proposed Sale and liquidation as they are individually affected. Further, persons who are assignees or successors in interest with respect to the Partnership interest of another person should consult their own tax advisor with respect to the tax consequences to them of the Proposed Sale and liquidation. The discussion below is based upon the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings, each of which is subject to change, possibly on a retroactive basis. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the tax consequences to Limited Partners of the Proposed Sale and liquidation.

INCOME FROM PARTNERSHIP OPERATIONS

     Any item of income, gain, loss, deduction or credit recognized by the Partnership in addition to the income, gain or loss resulting from the transfer of the Partnership's Property, whether recognized prior to the transfer and sale or recognized during the period of liquidation, will continue to be allocated among the Partners as provided in the Partnership Agreement. Each Limited Partner will continue to receive Partnership income tax information to enable the distributive share of all such Partnership taxable items allocated during the period of liquidation to be reported.

RECEIPT OF LIQUIDATING DISTRIBUTIONS

     Because the liquidating distribution will consist entirely of cash, a Limited Partner will recognize a tax loss (or tax gain) equal to the amount by which the Limited Partner's tax basis in such Units is greater than (or less than) the amount of liquidating distributions. A Limited Partner's tax basis in his or her Units will generally equal the price originally paid for the Units (or the tax basis of the property exchanged for the Units) increased by his or her distributive share of Partnership taxable income and decreased by the distributive share of Partnership taxable losses and the amount of cash distributed to the Limited Partners. Any gain or loss recognized by the Limited Partner upon liquidation of the Partnership is treated as gain or loss from the sale or exchange of a capital asset, except in the case of Units held for sale to customers in the ordinary course of a trade or business.

TAXATION OF GAINS AND LOSSES

     Individual and corporate taxpayers may utilize capital losses to offset capital gains; however, a Limited Partner's capital losses can be deducted only to the extent of a Limited Partner's capital gains plus, in the case of noncorporate Limited Partners, ordinary income of up to $3,000. Noncorporate Limited Partners may carry over a net capital loss for an unlimited time until the loss is exhausted. Corporate Limited Partners may be allowed to carry the unused capital losses to the three preceding tax years and to the five following tax years.

PASSIVE ACTIVITY LOSS PROVISIONS

     The passive loss limitations generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can deduct losses from passive activities only to the extent of the taxpayer's income from such passive activities or investments. Passive activities are, in general, business activities in which a taxpayer does not materially participate, such as those of the Partnership. However, losses with respect to the Partnership that were previously disallowed to a Limited Partner under the passive activity loss rules may be used to offset income or gain from the Proposed Sale, and to the extent not used to offset such income or gain, generally may be deducted by such Limited Partner in the taxable year in which the liquidation of the Partnership is completed. In addition, deductions previously disallowed to a Limited Partner by certain other limitations may be allowed to the extent of income and gain recognized in the Proposed Sale.

WITHHOLDING UNDER CALIFORNIA LAW

     The Partnership will withhold a portion of the distributions to be made to Limited Partners pursuant to California law.

ESTIMATE OF TAX IMPACT

     For each Limited Partner who has held Units since the original date of their issuance, the General Partner estimates that the net 1996 taxable income per Unit to Limited Partners will be $447.75 if the Proposed Sale is consummated. Based upon this estimate and an assumed tax rate of 28%, the estimated tax cost to such Limited Partners per Unit will be $125.37. The actual tax cost to a Limited Partner, however, will depend upon the marginal tax rate of that Limited Partner and may be more than or less than this amount. In addition, as noted above, these transactions may allow a Limited Partner to deduct certain losses that have been suspended under the passive loss or certain other loss deferral provisions of the Code.


                                 OTHER MATTERS


VOTING RIGHTS AND VOTE REQUIRED

     The General Partner has fixed the close of business on August 9, 1996 as the record date (the "Record Date") for determination of the Limited Partners entitled to notice of and to vote at the Meeting. Each holder of Units on the Record Date is entitled to cast one vote per Unit. The General Partner and its affiliates own less than 1% of the Units. At the close of business on the Record Date there were 18,223 Units issued and outstanding held by 1,780 holders of record. As of the same date, no individual or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") was known by the Partnership to own more than 5% of the Units except as noted below in "Principal Holders of Units."

     The affirmative vote of Limited Partners entitled to vote owning more than 50% of the Units (9,112 Units) is required to approve and adopt the Proposals. The presence, in person or by proxy, of Limited Partners entitled to vote owning a majority of the Units is necessary to constitute a quorum at the Meeting. In the event that there are insufficient proxies and votes at the Meeting to constitute a quorum or to approve the Proposals (and proxies and votes against the Proposals represent fewer than 50% of the Units), the Units for which proxies have been received may be voted to adjourn the meeting to a later date to permit the further solicitation of proxies. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the Meeting (or the adjourned meeting) and the adjournment is for not more than 45 days from the date of the original Meeting and no new record date is set.

     All Units represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated on a properly executed proxy, it will be voted for the approval and adoption of the Proposals. Abstentions will be counted as no votes. Completed proxies should be returned as soon as possible in the enclosed postage paid, return envelope to Investor Operations, McNeil Partners, L.P., P.O. Box 801826, Dallas, Texas 75380-9805. An inspector of elections will be appointed at the meeting to oversee the tabulation of the votes.

EFFECT OF NEGATIVE VOTE

     If there is a negative vote on either or both of Proposal No. 1 or Proposal No. 2, then the Proposed Sale will not be consummated, and the Partnership will not be dissolved, liquidated and terminated. If the Proposed Sale is not consummated, the Partnership's anticipated plan of operation is to preserve or increase the Property's net operating income whenever possible, while at the same time making whatever capital expenditures are reasonable under the circumstances in order to preserve and enhance the value of the Property.

PRINCIPAL HOLDERS OF UNITS

     The following table sets forth as of August 1, 1996, certain information regarding the beneficial ownership of the Units by each individual or group as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who is known to the Partnership to be the beneficial owner of more than 5% of the outstanding Units and by the General Partner:


                                                             Percentage
                                        Number of Units  Beneficially Owned
                                        ---------------  -------------------
Liquidity Financial Group, L.P.*
1900 Powell Street, Suite 730
Emeryville, California  94608                 991.75             5.44%
Silver Springs, Maryland  20904-6600

McNeil Partners, L.P.                            105               **
13760 Noel Road
Suite 700, LB70
Dallas, Texas  75240

- ----------
     *The general partner of eleven (11) limited partnerships which collectively own the Units described above and which have filed a joint Schedule 13D, as amended, to report such ownership. Liquidity Financial Group, L.P. is owned by Richard G. Wollack and Brent R. Donaldson.

     **Represents less than 1%.

REVOCABILITY

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Partnership (at the address indicated above) at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy bearing a later date than the proxy relating to the same Units and delivering it to the Partnership (at the address indicated above) at or before the Meeting, or (iii) by attending the Meeting and voting in person (although attendance at the Meeting will not in itself constitute such revocation).

PROXY SOLICITATION

     The Partnership is paying all costs of the proxy solicitation which costs are estimated to be $6,000. In addition to solicitation by use of the mails, proxies may be solicited by the General Partner, its partners, employees and affiliates in person or by telephone, telegram or other means of communication. Such persons and entities will be reimbursed for out-of-pocket expenses in connection with such solicitation, including, without limitation, personnel costs, overhead, telephone charges, etc. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Units held of record by such persons, and the Partnership will reimburse such persons for their reasonable expenses incurred in that connection.

NO APPRAISAL RIGHTS

     If Limited Partners entitled to vote at the Meeting and owning more than 50% of the outstanding Units vote in favor of the Proposals, such approval will bind all Limited Partners including those who vote against the Proposals or abstain from voting at the Meeting. Neither the Partnership Agreement nor California law, under which the Partnership is governed, gives rights of appraisal or similar rights to Limited Partners who dissent from the vote of the majority in approving or disapproving the Proposals. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised and to have the value of those Units returned to them because they disapprove of the action of a majority in interest of the Limited Partners.

EFFECTUATION OF PROPOSALS

     If the Proposals are approved by the required vote of the Limited Partners, the General Partner will proceed to consummate the Proposed Sale. Even if approved by the Limited Partners, there is no assurance that the Proposed Sale of the Property will actually be consummated.

     If the Proposed Sale is consummated, then the Partnership will be dissolved, and the General Partner will liquidate and terminate the Partnership in accordance with the Partnership Agreement. Limited Partners will receive such distributions to which they are entitled pursuant to the Partnership Agreement. However, the General Partner has not determined the precise timing and amount of distributions to the Limited Partners that would occur after the Proposed Sale and in connection with the liquidation of the Partnership due to certain ongoing litigation and potential indemnification obligations pursuant to the Purchase Agreement. See "Proposal No. 2 -- Liquidation under the Partnership Agreement" and "Proposal No. 2 -- Estimated Distributions to Limited Partners."


                              By Order of the General Partner

                              McNEIL PARTNERS, L.P.


                              By:  McNeil Investors, Inc., a Delaware
                                   corporation and its General Partner


                                   By:  /s/ Donald K. Reed
                                        -------------------------
                                        Donald K. Reed, President

August 9, 1996
Dallas, Texas

                                  APPENDIX A
                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                                 Page Number
                                                                 -----------

Financial Statements as of December 31, 1995:
- ---------------------------------------------

Report of Independent Public Accountants                              F-2


Balance Sheets at December 31, 1995 and 1994                          F-3

Statements of Income for each of the three years in the period
  ended December 31, 1995                                             F-4

Statements of Partners' Equity for each of the three years in the
  period ended December 31, 1995                                      F-5

Statements of Cash Flows for each of the three years in the period
  ended December 31, 1995                                             F-6

Notes to Financial Statements                                         F-8

Financial Statement Schedule -

  Schedule III - Real Estate Investment and Accumulated
  Depreciation                                                        F-17

Financial Statements as of March 31, 1996:
- ------------------------------------------

Balance Sheets at March 31, 1996 and December 31, 1995                F-19

Statements of Income for the three months ended
  March 31, 1996 and 1995                                             F-20

Statements of Partners' Equity for the three months ended
  March 31, 1996 and 1995                                             F-21

Statements of Cash Flows for the three months ended
  March 31, 1996 and 1995                                             F-22

Notes to Financial Statement                                          F-24




All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                              ARTHUR ANDERSEN LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
McNeil Real Estate Fund V, Ltd.:

We have audited the accompanying balance sheets of McNeil Real Estate Fund V, Ltd. (a California limited partnership) as of December 31, 1995 and 1994, and the related statements of income, partners' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Note 8 to the financial statements, in February 1996, the Partnership executed a purchase agreement to sell the Sycamore Valley Apartments, which represents substantially all of the assets of the Partnership. Consummation of the sale is subject to the satisfaction of certain conditions, including the approval of the Partnership's limited partners. If the sale of Sycamore Valley Apartments is consummated, the Partnership's general partner will commence the dissolution and termination of the Partnership. The accompanying financial statements have not been prepared on the liquidation basis of accounting, as the sale of Sycamore Valley Apartments is subject to limited partner approval.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McNeil Real Estate Fund V, Ltd. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                [Signature of Arthur Andersen LLP appears here]

Dallas, Texas
March 6, 1996

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

                                 BALANCE SHEETS


                                                           December 31,
                                                     -------------------------
                                                        1995          1994
                                                     -----------  ------------

ASSETS
- ------

Real estate investment:
   Land                                              $         -  $11,022,353
   Buildings and improvements                                  -    8,799,260
                                                     -----------  -----------
                                                               -   19,821,613
   Less:  Accumulated depreciation                             -   (5,897,942)
                                                     -----------  -----------
                                                               -   13,923,671

Asset held for sale                                   13,789,030            -

Cash and cash equivalents                              2,025,005    1,799,590
Cash segregated for security deposits                    144,797      145,245
Accounts receivable                                        8,260        4,326
Prepaid expenses and other assets                         61,414       31,953
Deferred borrowing costs (net of accumulated
 amortization of $29,037 and $20,326 at
 December 31, 1995 and 1994, respectively)               232,296      241,007
                                                     -----------  -----------
                                                     $16,260,802  $16,145,792
                                                     ===========  ===========

LIABILITIES AND PARTNERS' EQUITY
- --------------------------------

Mortgage note payable                                $11,358,707  $11,424,420
Accounts payable                                          33,528       70,538
Accrued interest                                          72,090       63,663
Accrued expenses                                          48,936       21,617
Payable to affiliates - General Partner                   15,734       17,212
Security deposits and deferred rental income             152,328      147,926
                                                     -----------  -----------
                                                      11,681,323   11,745,376
                                                     -----------  -----------
Partners' equity:
    Limited partners - 20,000 limited partnership
      units authorized; 18,223 limited partnership
      units issued and outstanding                     4,562,494    4,383,431
    General Partner                                       16,985       16,985
                                                     -----------  -----------
                                                       4,579,479    4,400,416
                                                     -----------  -----------
                                                     $16,260,802  $16,145,792
                                                     ===========  ===========




                See accompanying notes to financial statements.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

                             STATEMENTS OF INCOME


                                        For the Years Ended December 31,
                                       ----------------------------------
                                          1995        1994        1993
                                       ----------  ----------  ----------

Revenue:
  Rental revenue                       $4,051,346  $3,873,947  $3,840,256
  Interest                                114,095      65,734      52,433
  Gain on legal settlement                  4,398           -           -
                                       ----------  ----------  ----------
    Total revenue                       4,169,839   3,939,681   3,892,689
                                       ----------  ----------  ----------

Expenses:
    Interest                              858,103     760,051     793,105
    Depreciation                          531,819     469,210     384,186
    Property taxes                        228,306     246,049     208,255
    Personnel expenses                    324,116     329,734     302,844
    Repairs and maintenance               437,311     436,209     458,223
    Property management fees -
      affiliates                          200,509     193,145     197,010
    Utilities                             257,428     242,318     257,796
    Other property operating expenses     269,002     223,150     219,363
    General and administrative             84,173      34,582      55,922
    General and administrative -
      affiliates                           40,000      30,000      60,450
                                       ----------  ----------  ----------
      Total expenses                    3,230,767   2,964,448   2,937,154
                                       ----------  ----------  ----------

Net income                             $  939,072  $  975,233  $  955,535
                                       ==========  ==========  ==========

Net income allocable to limited
      partners                         $  939,072  $  975,233  $  955,535
Net income allocable to General
      Partner                                   -           -           -
                                       ----------  ----------  ----------
Net income                             $  939,072  $  975,233  $  955,535
                                       ==========  ==========  ==========

Net income per limited partnership
      unit                             $    51.53  $    53.52  $    52.44
                                       ==========  ==========  ==========

Distribution per limited partnership
      unit                             $    41.71  $    31.28  $    63.03
                                       =========== ==========  ==========


                See accompanying notes to financial statements.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

                        STATEMENTS OF PARTNERS' EQUITY

             For the Years Ended December 31, 1995, 1994, and 1993

                                                          Total
                                General    Limited      Partners'
                                Partner    Partners       Equity
                                -------  ------------  ------------

Balance at December 31, 1992    $16,985  $ 4,171,224   $ 4,188,209

Net income                            -      955,535       955,535

Distributions                         -   (1,148,553)   (1,148,553)
                                -------  -----------   -----------
Balance at December 31, 1993     16,985    3,978,206     3,995,191

Net income                            -      975,233       975,233

Distributions                         -     (570,008)     (570,008)
                                -------  -----------   -----------
Balance at December 31, 1994     16,985    4,383,431     4,400,416

Net income                            -      939,072       939,072

Distributions                         -     (760,009)     (760,009)
                                -------  -----------   -----------
Balance at December 31, 1995    $16,985  $ 4,562,494   $ 4,579,479
                                =======  ===========   ===========




                See accompanying notes to financial statements.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

                            STATEMENTS OF CASH FLOWS


                Increase (Decrease) in Cash and Cash Equivalents



                                                         For the Years Ended December 31,
                                                     ----------------------------------------
                                                         1995          1994          1993
                                                     ------------  ------------  ------------

Cash flows from operating activities:
  Cash received from tenants                         $ 4,048,707   $ 3,861,108   $ 3,810,905
  Cash paid to suppliers                              (1,407,627)   (1,231,286)   (1,306,641)
  Cash paid to affiliates                               (241,987)     (225,384)     (253,860)
  Interest received                                      114,095        65,734        52,433
  Interest paid                                         (840,965)     (750,878)     (795,173)
  Gain on legal settlement                                 4,398             -             -
  Property taxes paid                                   (228,306)     (246,049)     (208,255)
                                                     -----------   -----------   -----------
Net cash provided by operating activities              1,448,315     1,473,245     1,299,409
                                                     -----------   -----------   -----------
 Net cash used in investing activities:
  Additions to real estate investment                   (397,178)     (406,397)     (621,842)
                                                     -----------   -----------   -----------
 Cash flows from financing activities:
  Principal payments on mortgage note payable            (65,713)     (239,906)     (290,422)
  Distributions                                         (760,009)     (570,008)   (1,148,553)
                                                     -----------   -----------   -----------
Net cash used in financing activities                   (825,722)     (809,914)   (1,438,975)
                                                     -----------   -----------   -----------
 Net increase (decrease) in cash and cash
  equivalents                                            225,415       256,934      (761,408)

Cash and cash equivalents at beginning of year         1,799,590     1,542,656     2,304,064
                                                     -----------   -----------   -----------
 Cash and cash equivalents at end of year            $ 2,025,005   $ 1,799,590   $ 1,542,656
                                                     ===========   ===========   ===========




                See accompanying notes to financial statements.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

                            STATEMENTS OF CASH FLOWS


              Reconciliation of Net Income to Net Cash Provided by
                              Operating Activities



                                                          For the Years Ended December 31,
                                                        -------------------------------------
                                                           1995         1994         1993
                                                        -----------  -----------  -----------

Net income                                              $  939,072   $  975,233   $  955,535
                                                        ----------   ----------   ----------

Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation                                             531,819      469,210      384,186
  Amortization of deferred borrowing
    costs                                                    8,711        8,711        7,117
  Changes in assets and liabilities:
    Cash segregated for security
      deposits                                                 448      (26,166)      (1,754)
    Accounts receivable                                     (3,934)       3,178        9,020
    Prepaid expenses and other assets                      (29,461)      (6,982)      15,301
    Deferred borrowing costs                                     -            -        1,080
    Accounts payable                                       (37,010)      32,361      (35,652)
    Accrued interest                                         8,427          462      (10,265)
    Accrued ground lease                                         -            -      (45,179)
    Accrued proxy costs                                          -            -       (2,129)
    Accrued expenses                                        27,319       (2,425)       4,338
    Payable to affiliates - General
      Partner                                               (1,478)      (2,239)       3,600
    Security deposits and deferred
      rental income                                          4,402       21,902       14,211
                                                        ----------   ----------   ----------
          Total adjustments                                509,243      498,012      343,874
                                                        ----------   ----------   ----------
 Net cash provided by operating
    activities                                          $1,448,315   $1,473,245   $1,299,409
                                                        ==========   ==========   ==========




                See accompanying notes to financial statements.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
                        MCNEIL REAL ESTATE FUND V, LTD.


                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1995

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

McNeil Real Estate Fund V, Ltd. (the "Partnership") was organized September 12, 1974, as a limited partnership under the provisions of the California Uniform Limited Partnership Act. The general partner of the Partnership is McNeil Partners, L.P. (the "General Partner"), a Delaware limited partnership, an affiliate of Robert A. McNeil ("McNeil"). The General Partner was elected at a meeting of limited partners on March 26, 1992. Prior to March 26, 1992, Pacific Investors Corporation, a wholly-owned subsidiary of Southmark Corporation ("Southmark"), and McNeil were the general partners of the Partnership which was governed by an agreement of limited partnership dated September 12, 1974 (the "Partnership Agreement"). The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 700, LB70, Dallas, Texas 75240.

The Partnership is engaged in real estate activities, including the ownership, operation and management of residential real estate and other real estate related assets. At December 31, 1995, the Partnership owned one income-producing property as described in Note 4 - Real Estate Investment.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Investment

The real estate investment is generally stated at the lower of cost or net realizable value. The real estate investment is monitored on an ongoing basis to determine if the property has sustained a permanent impairment in value. At such time, a write-down is recorded to reduce the basis of the property to its net realizable value. A permanent impairment is determined to have occurred when a decline in property value is considered to be other than temporary based upon management's expectations with respect to projected cash flows and prevailing economic conditions.

Improvements and betterments are capitalized and expensed through depreciation charges. Repairs and maintenance are charged to operations as incurred.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Partnership has not adopted the principles of this statement within the accompanying financial statements; however, it is not anticipated that adoption will have a material effect on the carrying value of the Partnership's long-lived assets.

Asset Held for Sale

Asset held for sale is stated at the lower of cost or estimated realizable value.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

Depreciation

Buildings and improvements are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 25 years.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash on deposit with financial institutions with original maturities of three months or less. Carrying amounts for cash and cash equivalents approximate fair value.

Deferred Borrowing Costs

Loan fees and other related costs incurred to obtain long-term financing on real property are capitalized and amortized using a method that approximates the effective interest method over the term of the related mortgage note payable. Amortization of deferred borrowing costs is included in interest expense on the Statements of Income.

Rental Revenue

The Partnership leases its residential property under short-term operating leases. Lease terms generally are less than one year in duration. Rental income is recognized as earned.

Income Taxes

No provision for Federal income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to Federal income tax and the tax effect of its activities accrues to the partners.

Allocation of Net Income and Net Loss

Net income from Partnership operations is allocated to the partners in the same priorities as cash distributions from operations. Net income arising from the sale or other disposition of the Partnership's property is allocated to the partners in the same priorities as cash distributions arising from the sale of Partnership properties. Net losses of the Partnership are allocated 95% to the limited partners and 5% to the General Partner.

Federal income tax law provides that the allocation of loss to a partner will not be recognized unless the allocation is in accordance with a partner's interest in the partnership or the allocation has substantial economic effect. Internal Revenue Code Section 704(b) and accompanying Treasury Regulations establish criteria for allocations of Partnership deductions attributable to debt. The Partnership's tax allocations for 1995, 1994 and 1993 have been made in accordance with these provisions.

Distributions

At the discretion of the General Partner, distributions to the partners are paid from operations of the Partnership's property, from sales or refinancing of the property, or from excess cash reserves maintained by the Partnership.

Distributions from operations of the Partnership's property are paid 100% to the limited partners.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

Distributions from sales or refinancing of the Partnership's property or from excess cash reserves held by the Partnership are made in the following order:

(a) First to the limited partners in an amount that, when added to all prior distributions to the limited partners, equals (i) a 7% per annum cumulative return on the limited partners' adjusted invested capital and (ii) the limited partners' original invested capital; then,

(b) Second to an affiliate of the General Partner in payment of the real estate brokerage commission (see Note 2); then,

(c) Third to the limited partners in an amount equal to an additional 5% per annum cumulative return on their adjusted invested capital; then,

(d) Fourth to the General Partner in an amount equal to the subordinated incentive fee; then,

(e)  All the remaining distributions are paid to the limited partners.

During 1995, 1994 and 1993, the Partnership distributed cash from operations of $760,009, $570,008 and $1,148,553, respectively, to the limited partners. In February 1996, a distribution of approximately $475,000 was made to the limited partners.

No distributions were paid to the General Partner during the three years ended December 31, 1995.

Net Income Per Limited Partnership Unit

Net income per limited partnership unit ("Units") is computed by dividing net income allocated to the limited partners by the number of Units outstanding. Per unit information has been computed based on 18,223 units outstanding for 1995, 1994, and 1993.

NOTE 2 - TRANSACTIONS WITH AFFILIATES

The Partnership pays property management fees equal to 5% of the gross rental receipts of Sycamore Valley, the Partnership's residential property, to McNeil Real Estate Management, Inc. ("McREMI"), an affiliate of the General Partner, for providing property management and leasing services.

As compensation for administering the affairs of the Partnership, the General Partner receives a partnership management fee equal to 5% of cash from operations, as defined, but only if the limited partners receive distributions of cash from operations equal to a 6% per annum non-cumulative return on their adjusted invested capital. As shown in the table below, such fees were paid to or accrued for the General Partner in each of the three years ended December 31, 1995.

The Partnership is obligated to pay commissions for real estate brokerage services to an affiliate of the General Partner in connection with the sale of the Partnership's property. Such commissions shall not exceed the lesser of (i) the normal and competitive rate for similar services in the locality where the services are performed, (ii) 50% of the standard commission or (iii) one-half of the total acquisition fees which could have been paid to the General Partner under the terms of the Partnership Agreement. There were no such fees in 1995, 1994 and 1993.

Under the terms of the Partnership Agreement, the General Partner is also entitled to receive a subordinated incentive fee. This fee is an amount equal to 10% of the remaining cash from sales or refinancings, as defined, in excess of the cost of all partnership properties, as defined. The cash from sales or refinancing distributed to the limited partners has exceeded the subordination requirement. There were no such fees in 1995, 1994 and 1993. See Note 8.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

Compensation and reimbursements paid to or accrued for the benefit of the General Partner or its affiliates are as follows:

                                         For the Years Ended December 31,
                                         --------------------------------
                                            1995       1994       1993
                                         ----------  ---------  ---------

Property management fees - affiliates      $200,509   $193,145   $197,010
Charged to general and
 administrative - affiliates:
 Partnership management fee                  40,000     30,000     60,450
                                           --------   --------   --------
                                           $240,509   $223,145   $257,460
                                           ========   ========   ========

Payable to affiliates - General Partner consists primarily of unpaid property management fees at December 31, 1995 and 1994. These payables are due and payable from current operations.

NOTE 3 - TAXABLE INCOME

McNeil Real Estate Fund V, Ltd. is a partnership and is not subject to Federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners. The tax returns of the Partnership are subject to examination by Federal and state taxing authorities. If such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of the partners could be adjusted accordingly.

The Partnership's net assets and liabilities for tax purposes exceeded the net assets and liabilities for financial reporting purposes by $741,161 in 1995, $648,409 in 1994 and $625,886 in 1993.

NOTE 4 - REAL ESTATE INVESTMENT

The basis and accumulated depreciation of the Partnership's real estate investment at December 31, 1995 and 1994 is set forth in the following table:


                                      Buildings and   Accumulated     Net Book
       1994(a)              Land      Improvements    Depreciation      Value
       -------           -----------  ------------    -------------  -----------

Sycamore Valley
  Fountain Valley, CA    $11,022,353  $8,799,260     $(5,897,942)    $13,923,671
                         ===========  ==========     ===========     ===========

(a) Sycamore is on the market for sale and therefore, at December 31, 1995, is recorded as an asset held for sale. See Note 8 - Subsequent Event.

NOTE 5 - MORTGAGE NOTE PAYABLE

On August 14, 1992, the Partnership borrowed $12,000,000 by mortgaging its Sycamore Valley property. The mortgage note is non-recourse and bears interest at a monthly variable rate equal to the Eleventh Federal Reserve District's Cost of Funds Index plus 2.5%. The mortgage note specifies that the interest rate may not go below a floor rate of 6.502% nor above a ceiling rate of 13.502%.
The actual interest rate at December 31, 1995, 1994 and 1993 was 7.611%, 6.539% and 6.502%, respectively. Monthly debt service payments are adjusted annually to an amount necessary to fully amortize the loan over a thirty-year period.
The monthly payment was adjusted from $74,166 to $79,728 effective
October 1, 1995.  The note matures on August 14, 2022.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.



Scheduled principal maturities of the mortgage note payable are as follows:

                       1996          $    94,929
                       1997              102,416
                       1998              110,495
                       1999              119,210
                       2000              128,613
                       Thereafter     10,803,044
                                     -----------
                         Total       $11,358,707
                                     ===========

Based on borrowing rates currently available to the Partnership for a mortgage loan with similar terms and average maturities, the fair value of the mortgage note payable was approximately $9,605,000 as of December 31, 1995.

NOTE 6 - LEGAL PROCEEDINGS

The Partnership is not party to, nor is the Partnership's property the subject of, any material pending legal proceedings, other than ordinary, routine litigation incidental to the Partnership's business, except for the following:

1) High River Limited Partnership v. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Pacific Investors 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., Robert A. McNeil and Carole J. McNeil (L95012) - High River ("HR") filed this action in the United States District Court for the Southern District of New York against McNeil Partners, L.P., McNeil Investors, Inc. and Mr. and Mrs. McNeil (as defined in this Section 1, collectively, the "Defendants") requesting, among other things, names and addresses of the limited partners in the partnerships referenced above (as defined in this Section 1, the "Partnerships"). The District Court issued a preliminary injunction against the Partnerships requiring them to commence mailing materials relating to the HR tender offer on August 14, 1995.

     On August 18, 1995, the Defendants filed an Answer and Counterclaim. The Counterclaim principally asserts (1) the HR tender offers have been undertaken in violation of the federal securities laws, on the basis of material, non-public, and confidential information, and (2) that the HR offer documents omit and/or misrepresent certain material information about the HR tender offers. The Counterclaim seeks a preliminary and permanent injunction against the continuation of the HR tender offers and, alternatively, ordering corrective disclosure with respect to allegedly false and misleading statements contained in the tender offer documents.

     This action was dismissed without prejudice in November 1995.

2) High River Limited Partnership v. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Pacific Investors 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., Robert A. McNeil and Carole J. McNeil -United States District Court for the Southern District of New York, (Case No. 95 Civ. 9488) (Second Action).

     On November 7, 1995, High River filed a second complaint with the District Court which alleges, inter alia, that McNeil Partners, L.P.'s (the "General Partner") Schedule 14D-9 filed in connection with the High River tender offers was materially false and misleading, in violation of Sections 14(d) and 14(e) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78n(d) and (e), and the SEC Regulations promulgated thereunder; and that High River further alleges that the General Partner has wrongfully

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.


    refused to admit High River as a limited partner to the ten partnerships referenced above. Additionally, High River purports to assert claims derivatively on behalf of McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XXIV, L.P. and McNeil Real Estate Fund XXV, L.P., for breach of contract and breach of fiduciary duty, asserting that the General Partner has charged these partnerships excessive fees. High River's complaint seeks, inter alia, preliminary injunctive relief requiring the General Partner to admit High River as a limited partner in each of the ten partnerships referenced above and to transfer the tendered units of interest in the partnerships to High River; an unspecified award of damages payable to High River and an additional unspecified award of damages payable to certain of the partnerships; an order that defendants must discharge their fiduciary duties and must account for all fees they have received from certain of the partnerships; and attorneys' fees.

    On January 31, 1996, this action was dismissed without prejudice.

3) Robert Lewis v. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil et al - In the District Court of Dallas County, Texas, A-14th Judicial District, Cause No. 95-08535 (Class Action) - Plaintiff, Robert Lewis, is a limited partner with McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund X, Ltd. and McNeil Real Estate Fund XV, Ltd.

    Plaintiff brings this action on his own behalf and as a class action on behalf of the class of all limited partners of McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P. and McNeil Real Estate Fund XXV, Ltd. (as defined in this Section 3, the "Partnerships") as of August 4, 1995.

    Plaintiff alleges that McNeil Partners, L.P., McNeil Investors, Inc., Robert
    A. McNeil and other senior officers (as defined in this Section 3, collectively, the "Defendants") breached their fiduciary duties by, among other things, (1) failing to attempt to sell the properties owned by the Partnerships (as defined in this Section 3, the "Properties") and extending the lives of the Partnerships indefinitely, contrary to the Partnerships' business plans, (2) paying distributions to themselves and generating fees for their affiliates, (3) refusing to make significant distributions to the class members, despite the fact that the Partnerships have positive cash flows and substantial cash balances, and (4) failing to take steps to create an auction market for equity interests of the Partnerships, despite the fact that a third party bidder filed tender offers for approximately forty-five percent (45%) of the outstanding units of each of the Partnerships. Plaintiff also claims that Defendants have breached the partnership agreements of the Partnerships by failing to take steps to liquidate the Properties and by their alteration of the Partnerships' primary purposes, their acts in contravention of these agreements, and their use of the assets of the Partnerships for their own benefit instead of for the benefit of the Partnerships.

    The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

4) James F. Schofield, Gerald C. Gillett and Donna S. Gillett v. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. et al -Superior Court of the State of California for the County of Los Angeles, Case No. BC133799 (Class and Derivative Action Complaint) and United States District Court, Southern District of New York, Case No. 95CIV.6711 (Class and Derivative Action Complaint)

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

    These are corporate/securities class and derivative actions brought in state and federal court by limited partners of each of the nine (9) limited partnerships that are named as nominal defendants as listed above (as defined in this Section 4, the "Partnerships"). Plaintiffs allege that McNeil Investors, Inc., its affiliate McNeil Real Estate Management, Inc. and four (4) of their senior officers and/or directors (as defined in this Section 4, collectively, the "Defendants") have breached their fiduciary duties. Specifically, Plaintiffs allege that Defendants have caused the Partnerships to enter into several wasteful transactions that have no business purpose or benefit to the Partnerships and which have rendered such units highly illiquid and artificially depressed the prices that are available for units on the limited resale market. Plaintiffs also allege that Defendants have engaged in a course of conduct to prevent the acquisition of units by Carl Icahn by disseminating false, misleading and inadequate information. Plaintiffs further allege that Defendants have acted to advance their own personal interests at the expense of the Partnerships' public unit holders by failing to sell Partnership properties and failing to make distributions to unitholders and, thereby, have breached the partnership agreements.

    The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend these actions.

5)  Alfred Napoletano v. McNeil Partners, L.P., McNeil Investors, Inc., Robert
    A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133849 (Class Action Complaint)

    Plaintiff brings this class action on behalf of a class of all persons and entities who are current owners of units and/or are limited partners in one or more of the partnerships referenced above (as defined in this Section 5, the "Partnerships"). Plaintiff alleges that McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil and other senior officers (as defined in this Section 5, collectively, the "Defendants") have breached their fiduciary duties to the class members by, among other things, (1) taking steps to prevent the consummation of the High River tender offers, (2) failing to take steps to maximize unitholders' or limited partners' values, including failure to liquidate the properties owned by the Partnerships, (3) managing the Partnerships so as to extend indefinitely the present fee arrangements, and (4) paying itself and entities owned and controlled by the general partner excessive fees and reimbursements of general and administrative expenses.

    The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

6) Warren Heller v. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133957 (Class Action Complaint)

    Plaintiff brings this class action on behalf of a class of all persons and entities who are current owners of units and/or are limited partners in one or more of the partnerships referenced above (as defined in this Section 6, the "Partnerships"). Plaintiff alleges that McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil and other senior officers (as defined in this Section 5, collectively, the "Defendants") have breached their fiduciary duties to the class members by, among other things, (1) taking steps to prevent the consummation of the High River tender offers, (2) failing to take steps to maximize unitholders' or limited partners' values, including failure to liquidate the properties owned by the Partnerships, (3) managing the Partnerships so as to extend indefinitely the present fee arrangements,

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

    and (4) paying itself and entities owned and controlled by the general partner excessive fees and reimbursements of general and administrative expenses.

    The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

7) HCW Pension Real Estate Fund, Ltd. et al. v. Ernst & Young, BDO Seidman et al (Case #92-06560-A). This suit was filed on behalf of the Partnership and other affiliated partnerships (the "Affiliated Partnerships") on May 26, 1992, in the 14th Judicial District Court of Dallas County. The petition sought recovery against the Partnership's former auditors, BDO Seidman, for negligence and fraud in failing to detect and/or report overcharges of fees/expenses by Southmark, the former general partner. The former auditors asserted counterclaims against the Affiliated Partnerships based on alleged fraudulent misrepresentations made to the auditors by the former management of the Affiliated Partnerships (Southmark) in the form of client representation letters executed and delivered to the auditors by Southmark management. The counterclaims sought recovery of attorneys' fees and costs incurred in defending this action. The original petition also alleged causes of action against certain former officers and directors of the Partnership's original general partner for breach of fiduciary duty, fraud and conspiracy relating to the improper assessment and payment of certain administrative fees/expenses. On January 11, 1994 the allegations against the former officers and directors were dismissed.

    The trial court granted summary judgment in favor of Ernst & Young and BDO Seidman on the fraud and negligence claims based on the statute of limitations. The Affiliated Partnerships appealed the summary judgment to the Dallas Court of Appeals. In August 1995, the Appeals Court upheld all of the summary judgments in favor of BDO Seidman. In exchange for the plaintiff's agreement not to file any motions for rehearing or further appeals, BDO Seidman agreed that it will not pursue the counterclaims against the Partnership.

NOTE 7 - GAIN ON LEGAL SETTLEMENT

The Partnership filed claims with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") against Southmark Corporation ("Southmark"), an affiliate of a previous general partner, for damages relating to improper overcharges, breach of contract and breach of fiduciary duty. The Partnership settled these claims in 1991, and such settlement was approved by the Bankruptcy Court.

An Order Granting Motion to Distribute Funds to Class 8 Claimants dated April 14, 1995 was issued by the Bankruptcy Court. In accordance with the Order, in May 1995 the Partnership received in full satisfaction of its claims, $3,325 in cash, and common and preferred stock in the reorganized Southmark, which represents the Partnership's pro-rata share of Southmark assets available for Class 8 Claimants. The Partnership sold the Southmark common and preferred stock in May 1995 for $1,073, which combined with the cash proceeds from Southmark, resulted in a gain on legal settlement of $4,398.

NOTE 8 - SUBSEQUENT EVENTS

On February 5, 1996, the Partnership executed a purchase agreement dated January 23, 1996 with BRE Properties, Inc. to sell to BRE the Sycamore Valley Apartments which represents substantially all of the assets of the Partnership. The gross purchase price for Sycamore Valley is $23,300,000, subject to certain adjustments. Consummation of the sale is subject to the satisfaction of certain conditions, including the approval of the limited partners of the Partnership for the sale of Sycamore Valley. The Partnership presently anticipates submitting the sale and the subsequent dissolution and termination of the Partnership for limited partner approval at a future meeting.

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.

If the limited partners approve and the sale of Sycamore Valley is consummated, the General Partner will commence the dissolution and termination of the Partnership. In connection with such dissolution and termination, the General Partner will liquidate any remaining assets, repay creditors, pay to the General Partner a brokerage fee and subordinated incentive fee (See Note 2), and authorize distributions to the limited partners of the Partnership, including distributions of net proceeds from the sale of Sycamore Valley, in accordance with the terms of the Partnership Agreement of the Partnership. Neither the amount nor timing of any such distributions has been determined. The financial statements have not been prepared on the liquidation basis of accounting, as the sale is subject to limited partner approval.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.



                                  SCHEDULE III
              REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                               December 31, 1995





                                                                                Cumulative
                                                        Initial Cost            Write-down         Costs
                                                 -------------------------        for          Capitalized
                               Related                       Buildings and       Permanent       Subsequent
Description                  Encumbrances     Land          Improvements        Impairment     To Acquisition
- -------------------------  --------------  ------------   -----------------  --------------  ----------------
Sycamore Valley            $ 11,356,707    $              $                  $               $
 Fountain Valley, CA       ============    ============   =================  ==============  =================



           Gross Amount at
  Which Carried at Close of Period
- --------------------------------------
                         Buildings and                      Accumulated      Date of          Date            Depreciable
Land                     Improvements     Total(a)          Depreciation     Construction     Acquired        3 Mos. 4 Years
- --------------           -------------    --------------    -------------    ------------     ------------    --------------
$          (b)           $         (b)    $   13,709,030    $         (b)       1970             12/25             3/25
=============            =============    ==============    =============    ============     ============    ==============

(a) For Federal income tax purposes, the property is depreciated over lives ranging from 15-25 years using ACRS or MACRS methods. The aggregate cost of the real estate investment for Federal income tax purposes was approximately $20,218,809 and accumulated depreciation was $6,373,332 December 31, 1995.

(b) Asset held for sale is stated at the lower of cost or net realizable value. Historical cost, net of accumulated depreciation and cumulative write-downs, becomes the new cost basis when the asset is classified as "Held for Sale."



                    See accompanying notes to Schedule III.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995

                        MCNEIL REAL ESTATE FUND V, LTD.


                             Notes to Schedule III

                           Real Estate Investment and
                            Accumulated Depreciation


A summary of activity for real estate investment and accumulated depreciation is as follows:


                                                                     For the Years Ended December 31,
                                                -----------------------------------------------------------------------
                                                           1995                    1994                    1993
                                                ------------------------  ----------------------   ---------------------

Real estate investment:
- -----------------------
Balance at beginning of year                          $ 19,821,613              $19,415,216              $18,793,374

Acquisition                                                      -                        -                        -

Improvements                                               397,178                  406,397                  621,842

Reclassification to asset held for sale                (20,218,791)                       -                        -
                                                      ------------              -----------              -----------
Balance at end of year                                $          -              $19,821,613              $19,415,216
                                                      ============              ===========              ===========



Accumulated depreciation:
- -------------------------

Balance at beginning of year                          $  5,897,942              $ 5,428,732              $ 5,044,546

Depreciation                                               531,819                  469,210                  384,186

Reclassification to asset held for sale                 (6,429,761)                       -                        -
                                                      ------------              -----------              -----------
Balance at end of year                                $          -              $ 5,897,942              $ 5,428,732
                                                      ============              ===========              ===========


Asset held for sale:
- --------------------

Balance at beginning of year                          $          -

Reclassification to asset held for sale                 13,789,030
                                                        ----------
Balance at end of year                                $ 13,789,030
                                                      ============

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.


                                 BALANCE SHEETS


                                                    March 31,    December 31,
                                                      1996           1995
                                                   -----------   ------------
                                                   (Unaudited)*


ASSETS
- ------
Asset held for sale                                $13,789,030   $13,789,030

Cash and cash equivalents                            1,933,577     2,025,005
Cash segregated for security deposits                  145,438       144,797
Accounts receivable                                      2,694         8,260
Prepaid expenses and other asset                        41,684        61,414
Deferred borrowing costs (net of accumulated
 amortization of $31,215 and $29,037 at
 March 31, 1996 and December 31, 1995,
 respectively)                                         230,118       232,296
                                                   -----------   -----------
                                                   $16,142,541   $16,260,802
                                                   ===========   ===========

LIABILITIES AND PARTNERS' EQUITY
- --------------------------------

Mortgage note payable                              $11,335,136   $11,358,707
Accounts payable                                         3,717        33,528
Accrued interest                                        71,156        72,090
Accrued property taxes                                  60,900             -
Accrued expenses                                        34,502        48,936
Payable to affiliates - General Partner                 42,038        15,734
Security deposits and deferred rental revenue          162,449       152,328
                                                   -----------   -----------
                                                    11,709,898    11,681,323
                                                   -----------   -----------

Partners' equity:
 Limited partners - 20,000 limited partnership
    units authorized; 18,223 limited partnership
    units outstanding                                4,415,658     4,562,494
 General Partner                                        16,985        16,985
                                                   ------------  ------------
                                                     4,432,643     4,579,479
                                                   ------------  ------------
                                                   $16,142,541   $16,260,802
                                                   ===========   ===========



* The financial information included herein has been prepared by management without audit by independent public accountants.

                See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

                              STATEMENTS OF INCOME
                                  (Unaudited)

                                                Three Months Ended
                                                     March 31,
                                              ----------------------
                                                  1996        1995
                                              ----------  ----------
Revenue:
 Rental revenue                               $1,024,210  $1,035,205
 Interest                                         27,231      25,899
                                              ----------  ----------
   Total revenue                               1,051,441   1,061,104
                                              ----------  ----------

Expenses:
 Interest                                        216,858     203,705
 Depreciation                                          -     125,361
 Property taxes                                   60,900      60,186
 Personnel expenses                               86,064      90,850
 Utilities                                        76,865      81,557
 Repairs and maintenance                         108,950      89,755
 Property management fees - affiliates            51,466      51,777
 Other property operating expenses                70,111      58,740
 General and administrative                       27,062       7,104
 Partnership management fee                       25,000      15,000
                                              ----------  ----------
   Total expenses                                723,276     784,035
                                              ----------  ----------

Net income                                    $  328,165  $  277,069
                                              ==========  ==========

Net income allocable to limited partners      $  328,165  $  277,069
Net income allocable to General Partner                -           -
                                              ----------  ----------
Net income                                    $  328,165  $  277,069
                                              ==========  ==========

Net income per limited partnership unit           $18.00      $15.20
                                              ==========  ==========

Distributions per limited partnership unit        $26.06      $15.64
                                              ==========  ==========

The financial information included herein has been prepared by management without audit by independent public accountants.

                See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

                        STATEMENTS OF PARTNERS' EQUITY
                                  (Unaudited)

              For the Three Months Ended March 31, 1996 and 1995


                                                      Total
                                General   Limited     Partners'
                                Partner   Partners    Equity
                                -------  -----------  -----------

Balance at December 31, 1994    $16,985  $4,383,431   $4,400,416

Net income                            -     277,069      277,069

Distributions                         -    (285,008)    (285,008)
                                -------  ----------   ----------
Balance at March 31, 1995       $16,985  $4,375,492   $4,392,477
                                =======  ==========   ==========


Balance at December 31, 1995    $16,985  $4,562,494   $4,579,479

Net income                            -     328,165      328,165

Distributions                         -    (475,001)    (475,001)
                                -------  ----------   ----------
Balance at March 31, 1996       $16,985  $4,415,658   $4,432,643
                                =======  ==========   ==========




The financial information included herein has been prepared by management without audit by independent public accountants.

                See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

                           STATEMENTS OF CASH FLOWS
                                  (Unaudited)

               Increase (Decrease) in Cash and Cash Equivalents


                                                    Three Months Ended
                                                         March 31,
                                                 ------------------------
                                                     1996         1995
                                                 -----------  -----------

Cash flows from operating activities:
  Cash received from tenants                     $1,039,410   $1,035,443
  Cash paid to suppliers                           (393,721)    (349,424)
  Cash paid to affiliates                           (50,162)     (67,583)
  Interest received                                  27,231       25,899
  Interest paid                                    (215,614)    (196,354)
  Property taxes paid                                     -      (60,186)
                                                 ----------   ----------
Net cash provided by operating activities           407,144      387,795
                                                 ----------   ----------

Net cash used in investing activities:
  Additions to real estate investments                    -      (59,044)
                                                 ----------   ----------

Cash flows from financing activities:
  Principal payments on mortgage note payable       (23,571)     (31,473)
  Distributions                                    (475,001)    (285,008)
                                                 ----------   ----------
Net cash used in financing activities              (498,572)    (316,481)
                                                 ----------   ----------

Net increase (decrease) in cash and cash
  equivalents                                       (91,428)      12,270

Cash and cash equivalents at beginning of
  year                                            2,025,005    1,799,590
                                                 ----------   ----------

Cash and cash equivalents at end of year         $1,933,577   $1,811,860
                                                 ==========   ==========




The financial information included herein has been prepared by management without audit by independent public accountants.

                See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

                           STATEMENTS OF CASH FLOWS
                                  (Unaudited)

             Reconciliation of Net Income to Net Cash Provided by
                             Operating Activities


                                                Three Months Ended
                                                     March 31,
                                              --------------------
                                                 1996       1995
                                              ---------   --------

Net income                                     $328,165   $277,069
                                               --------   --------

Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation                                         -    125,361
 Amortization of deferred borrowing costs         2,178      2,178
 Changes in assets and liabilities:
   Cash segregated for security deposits           (641)      (637)
   Accounts receivable                            5,566      2,123
   Prepaid expenses and other assets             19,730    (31,058)
   Accounts payable                             (29,811)    (7,435)
   Accrued interest                                (934)     5,173
   Accrued property taxes                        60,900          -
   Accrued expenses                             (14,434)    14,653
   Payable to affiliates - General Partner       26,304       (806)
   Security deposits and deferred rental
    revenue                                      10,121      1,174
                                               --------   --------
     Total adjustments                           78,979    110,726
                                               --------   --------

Net cash provided by operating activities      $407,144   $387,795
                                               ========   ========




The financial information included herein has been prepared by management without audit by independent public accountants.

                See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

                         Notes to Financial Statements
                                  (Unaudited)

                                March 31, 1996

NOTE 1.

McNeil Real Estate Fund V, Ltd. (the "Partnership") was organized September 12, 1974 as a limited partnership under the provisions of the California Uniform Limited Partnership Act. The general partner of the Partnership is McNeil Partners, L.P. (the "General Partner"), a Delaware limited partnership, an affiliate of Robert A. McNeil. The Partnership is governed by an agreement of limited partnership dated September 12, 1974 (the "Partnership Agreement"). The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 700, LB70, Dallas, Texas 75240.

In the opinion of management, the financial statements reflect all adjustments necessary for a fair presentation of the Partnership's financial position and results of operations. All adjustments were of a normal recurring nature. However, the results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.

NOTE 2.

The financial statements should be read in conjunction with the financial statements contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995, and the notes thereto, as filed with the Securities and Exchange Commission, which is available upon request by writing to McNeil Real Estate Fund V, Ltd. c/o McNeil Real Estate Management, Inc., Investor Services, 13760 Noel Road, Suite 700, LB70, Dallas, Texas 75240.

NOTE 3.

The Partnership pays property management fees equal to 5% of gross rental receipts of Sycamore Valley, the Partnership's residential property, to McNeil Real Estate Management, Inc. ("McREMI"), an affiliate of the General Partner, for providing management and leasing services.

As compensation for administering the affairs of the Partnership, the General Partner receives a partnership management fee equal to 5% of cash from operations, as defined, but only if the limited partners receive distributions of cash from operations equal to a 6% per annum non-cumulative return on their adjusted invested capital. In addition, the General Partner is entitled to receive a subordinated incentive fee. This fee is equal to 10% of the remaining cash from sales and refinancings in excess of the cost of all Partnership properties, as defined. The cash from sales or refinancing distributed to the limited partners has exceeded the subordination requirement.

The Partnership is obligated to pay commissions for real estate brokerage services to an affiliate of the General Partner in connection with the sale of the Partnership's property. Such commissions shall not exceed the lesser of (i) the normal and competitive rate for similar services in the locality where the services are performed, (ii) 50% of the standard commission or (iii) one-half of the total acquisition fees which could have been paid to the General Partner under the terms of the Partnership Agreement.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1996

                        MCNEIL REAL ESTATE FUND V, LTD.

Under the terms of the Partnership Agreement, the General Partner is also entitled to receive a subordinated incentive fee. This fee is an amount equal to 10% of the remaining cash from sales or refinancings, as defined, in excess of the cost of all partnership properties, as defined. The cash from sales or refinancing distributed to the limited partners has exceeded the subordination requirement.

Compensation and reimbursements paid to or accrued for the benefit of the General Partner and its affiliates are as follows:

                                         Three Months Ended
                                             March 31,
                                         ------------------
                                          1996        1995
                                         --------   -------

Property management fees                 $51,466    $51,777
Partnership management fees               25,000     15,000
                                         -------    -------
                                         $76,466    $66,777
                                         =======    =======


NOTE 4.

In 1996, the Partnership adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires the cessation of depreciation on assets held for sale. Since Sycamore Valley is currently classified as an asset held for sale, no depreciation was taken in 1996.

NOTE 5.

On February 5, 1996, the Partnership executed a purchase agreement dated January 23, 1996 with BRE Properties, Inc. to sell to BRE the Sycamore Valley Apartments which represents substantially all of the assets of the Partnership. The gross purchase price for Sycamore Valley is $23,300,000, subject to certain adjustments. Consummation of the sale is subject to the satisfaction of certain conditions, including the approval of the limited partners of the Partnership for the sale of Sycamore Valley. The Partnership presently anticipates submitting the sale and the subsequent dissolution and termination of the Partnership for limited partner approval at a future meeting.

If the limited partners approve and the sale of Sycamore Valley is consummated, the General Partner will commence the dissolution and termination of the Partnership. In connection with such dissolution and termination, the General Partner will liquidate any remaining assets, repay creditors, pay to the General Partner a brokerage fee and subordinated incentive fee (See Note 2), and authorize distributions to the limited partners of the Partnership, including distributions of net proceeds from the sale of Sycamore Valley, in accordance with the terms of the Partnership Agreement of the Partnership. Neither the amount nor timing of any such distributions has been determined. The financial statements have not been prepared on the liquidation basis of accounting, as the sale is subject to limited partner approval.

                                REVOCABLE PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER

The undersigned hereby appoints Donald K. Reed and Ron K. Taylor, or either one of them, with full power of substitution, as attorneys, agents and proxies (the "Proxies") to vote on behalf of the undersigned at the Meeting of Limited Partners of McNeil Real Estate Fund V, Ltd. to be held on September 10, 1996, at 1:00 p.m., Central Time, or any postponement or adjournment thereof:

I. PROPOSAL TO APPROVE the authorization of the General Partner to sell the Sycamore Valley Apartments located in Fountain Valley, California (the "Property"), which Property constitutes substantially all of the assets of the partnership, to BRE Properties, Inc. on the terms set forth in Proxy Statement dated August 9, 1996.

                         [_] FOR[_] AGAINST[_] ABSTAIN

II. PROPOSAL TO APPROVE, if the sale of the Property is consummated, the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership.

                         [_] FOR[_] AGAINST[_] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including any postponement or adjournment thereof.

THE EFFECTIVENESS OF EACH OF PROPOSAL I AND PROPOSAL II IS CONTINGENT ON THE APPROVAL ON BOTH PROPOSAL I AND PROPOSAL II. UNLESS PROPOSAL I AND PROPOSAL II ARE APPROVED BY THE LIMITED PARTNERS AT THE MEETING, NEITHER WILL BE EFFECTED BY THE GENERAL PARTNER. This form of proxy is first being mailed to Limited Partners on or about August 9, 1996.

  THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE
                              AND RETURN PROMPTLY.

THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSALS. This proxy when properly executed will be voted in the manner directed herein by the undersigned limited partner. IF NO DIRECTION IS MADE ON THIS CARD, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                                           Dated: _______________________, 1996

                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Signature (if held jointly)

                                           ------------------------------------
                                           Title

                                           Please sign exactly as name appears
                                           hereon. When Units are held by
                                           joint tenants, both should sign.
                                           When signing as an attorney, as
                                           executor, administrator, trustee or
                                           guardian, please give full title of
                                           such. If a corporation, please sign
                                           name by President or other
                                           authorized officer. If a
                                           corporation, please sign name by
                                           President or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE TO: Investor Operations, McNeil Partners, L.P., P.O. Box 801826, Dallas, Texas 75380-9805. If you have any questions, please call the Investor Operations at (800) 576-7907.